Exhibit 10.13

Execution Copy

AMENDED AND RESTATED

GLOBAL MASTER SERVICES AGREEMENT

BETWEEN

COORS BREWING COMPANY

and

EDS INFORMATION SERVICES, L.L.C.

TABLE OF CONTENTS

Article 1 DEFINITIONS
1.1 Certain Definitions
1.2 Other Definitions
Article 2 TERM
2.1 Term
2.2 Renewal Term
Article 3 SERVICES
3.1 General
3.2 Resources
3.3 Local Country Agreements
3.4 Other Recipients of Services
3.5 Migration of Service Locations
[*****]
3.7 EDS Services to Others
3.8 Transition Services
Article 4 SERVICE LEVELS
4.1 Initial Service Levels
4.2 Review of Service Levels
4.3 Measurement and Monitoring Tools
4.4 Failure to Meet Service Levels
4.5 Additional Performance Requirements
Article 5 TRANSFERS OF EQUIPMENT, FACILITIES AND THIRD PARTY CONTRACTS
5.1 Transfer of Equipment
5.2 Golden Data Center and Equipment
5.3 Third Party Contracts
Article 6 PERSONNEL
6.1 Terms of Employment; [*****]
6.2 Key Transferred Employees
6.3 Key EDS Positions
6.4 Removal of EDS Employees from Coors Account
6.5 Excessive Turnover
6.6 No Employment Offers
6.7 Security
6.8 Safety
Article 7 INTELLECTUAL PROPERTY RIGHTS AND OBLIGATIONS
7.1 Coors Software
7.2 EDS Software
7.3 Third Party Software
7.4 Other Intellectual Property
7.5 Residual Rights
7.6 Non-Infringement

i

7.7 Disabling Code
7.8 [*****]
Article 8 CONFIDENTIALITY
8.1 Definitions
8.2 Rights, Restrictions and Obligations of the Receiving Party
8.3 Return/Destruction of Confidential Information
8.4 Nondisclosure Agreements
8.5 Privacy Laws
Article 9 CONTRACT MANAGEMENT
9.1 Project Executives
9.2 Steering Committee
9.3 Use of Coors Facilities
9.4 Coors Office Space at Data Center
9.5 Meetings
9.6 Reports
9.7 Procedures Manual
9.8 Technical Change Control
9.9 Contract Change Control
9.10 [*****]
9.11 Subcontracting
Article 10 AUDITS
10.1 Audit Rights
10.2 Payments
10.3 EDS and External Audits
10.4 Survival
Article 11 INSURANCE; RISK OF LOSS
11.1 Required Insurance Coverages
11.2 General Insurance Provisions
11.3 Risk of Loss
Article 12 CHARGES
12.1 Charges in Exhibit C
12.2 Managed and Pass-Through Expenses
12.3 Taxes
12.4 Charges Pursuant to Change Control Procedures
12.5 Significant Events
12.6 Recordkeeping
12.7 Coors Payment
12.8 Hyperinflation Protection
12.9 Gainsharing
12.10 Monthly Current Asset Payments.
Article 13 INVOICING AND PAYMENT
13.1 Invoices
13.2 Payment; Late Charges
13.3 Proration
13.4 Refunds
13.5 [*****]

Article 14 CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS
14.1 Mutual Representations and Warranties
14.2 Coors Representations and Warranties
14.3 EDS Representations and Warranties
14.4 Mutual Covenants
14.5 EDS Covenants
Article 15 INDEMNIFICATION
15.1 [*****]
15.2 [*****]
15.3 [*****]
15.4 [*****]
15.5 [*****]
Article 16 LIMITATIONS ON LIABILITY
16.1 General Intent
16.2 [*****]
16.3 [*****]
16.4 Force Majeure
16.5 [*****]
16.6 [*****]
Article 17 TERMINATION
17.1 [*****]
17.2 [*****]
17.3 [*****]
17.4 [*****]
17.5 [*****]
17.6 Extension of Expiration/Termination Effective Date
17.7 Effect of Termination
17.8 Expiration/Termination Assistance
17.9 Purchase of Equipment
17.10 EDS Software License
17.11 Third Party Contracts
17.12 Offers to EDS Employees
17.13 Return of Confidential Information
Article 18 DISPUTE RESOLUTION
18.1 General
18.2 Informal Dispute Resolution
18.3 Arbitration
18.4 Continued Performance
18.5 Applicable Law
18.6 Jurisdiction and Venue
18.7 Fees and Costs
18.8 Remedies
Article 19 MISCELLANEOUS
19.1 Interpretation
19.2 Binding Nature and Assignment
19.3 Expenses

19.4 Amendment and Waiver
19.5 Further Assurances
19.6 Publicity
19.7 Severability
19.8 Entire Agreement
19.9 Notices
19.10 Survival
19.11 Independent Contractor
19.12 No Third Party Beneficiaries
19.13 Export Control
19.14 Counterparts

Exhibits

[*****]

Schedules

[*****]

v

[*****]

AMENDED AND RESTATED GLOBAL MASTER SERVICES AGREEMENT

THIS AMENDED AND RESTATED GLOBAL MASTER SERVICES AGREEMENT, effective as of January 1, 2004, is entered into between Coors Brewing Company, a Colorado corporation (“Coors”), and EDS Information Services, L.L.C., a Delaware limited liability company (“EDS”), and amends and restates that certain Master Services Agreement, dated as of the Commencement Date (as defined below), between Coors and EDS (the “Original Agreement”).

BACKGROUND

A.                                   Coors and its Affiliates (as defined below) are in the business of manufacturing, distributing and selling beer and other malt-based and alcoholic beverages.  EDS is an independent systems consulting firm which offers systems integration, network and systems operations, data center management, applications development, field services, and management consulting.

B.                                     Coors desires to obtain from EDS, and EDS desires to provide to Coors, certain information technology services, all subject to and in accordance with the provisions of this Agreement (as defined herein).

C.                                     Coors and EDS now desire to amend and restate the Original Agreement in order to (i) provide for the provision of certain information technology services to CBL (as defined below), (ii) facilitate the future provision of information technology services by EDS to other Coors Affiliates in countries outside of the United States of America, if EDS and Coors mutually agree to such an arrangement in the future, and (iii) revise certain other provisions of the Original Agreement, in each case as further provided in this Agreement (as defined below).

AGREEMENT

Coors and EDS hereby agree as follows:

Article 1

DEFINITIONS

1.1                                 Certain Definitions

In this Agreement, the following terms shall have the indicated meanings:

(a)                                  “Affiliate” means, with respect to any specified person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the specified person or entity.

(b)                                 “Agreement” means this Amended and Restated Global Master Services Agreement, all Local Country Agreements and all Schedules.  For purposes of clarity, the Parties acknowledge that the term “Agreement” specifically excludes [*****]

(c)                                  “Amendment Effective Date” means January 1, 2004.

(d)                                 “Applications Software” means those programs and programming (including the supporting documentation and media) that perform in the conduct of the Services specific user related data processing and telecommunications tasks.

(e)                                  “Assigned Contracts” has the meaning given in Section 5.3(a)(i).

(f)                                    “Benchmarker” has the meaning given in Section 9.10(c).

(g)                                 “Business Day” means any day other than a Saturday, Sunday, December 26 or legal holiday in the State of Colorado.

(h)                                 “CBL” means Coors Brewers Limited, a company organized under the laws of England and Wales.

(i)                                     “CBL Monthly Current Asset Payment” has the meaning given in Section 12.10(b).

(j)                                     “CBL Transferred Equipment” has the meaning given in Section 5.1(c).

(k)                                  “CBL Transition Plan” has the meaning given in Section 3.8(b).

(l)                                     “CBL Transition Services” has the meaning given in Section 3.8(b).

(m)                               “Change Control Procedures” has the meaning given in Section 9.9(a).

(n)                                 “Commencement Date” means August 1, 2001.

(o)                                 “Confidential Information” has the meaning given in Section 8.1.

(p)                                 “Confidential Materials” has the meaning given in Section 8.1.

(q)           [*****]

(r)                                    “Coors Applications Software” means Applications Software owned by Coors or its Affiliates (specifically excluding Third Party Software) and used to provide the Services. [*****]

(s)                                  “Coors Competitor” means any person or entity whom directly or indirectly, at any time during the Term, has as its primary business the manufacturing and/or distribution of beer and other malt-based or alcoholic beverages, and any Affiliate of such person or entity.

(t)                                    “Coors Data” means [*****]

(u)                                 “Coors Monthly Current Asset Payment” has the meaning given in Section 12.10(a).

(v)                                 [*****]

(w)                               “Coors Software” means Coors Systems Software and Coors Applications Software.

(x)                                   “Coors Systems Software” means Systems Software owned by a Coors Recipient or its Affiliates (specifically excluding Third Party Software) and used to provide the Services.  [*****]

(y)                                 “Coors Transferred Equipment” has the meaning given in Section 5.1(a).

(z)                                   “Coors Transition Plan” shall have the meaning given in Section 3.8(a).

(aa)                            “Coors Transition Services” shall have the meaning given in Section 3.8(a).

(bb)                          “Critical Service Level” has the meaning given in Section 1 of Exhibit B.

(cc)                            “Data Center” means (i) the Golden Data Center and (ii) subject to Coors written consent as provided in Section 3.5, any other data center which any EDS Provider uses to provide any Services.

(dd)                          “Disaster Recovery Plan” means: (i) with respect to Coors, the disaster recovery plan applicable to Coors, as it exists on the Commencement Date and is modified or replaced thereafter in accordance with the Change Control Procedures; (ii) with respect to CBL, the disaster recovery plan applicable to CBL, as it exists on the Amendment Effective Date and is modified or replaced thereafter in accordance with the Change Control Procedures; and (iii) any enterprise disaster recovery plan applicable to both CBL and Coors developed following the Amendment Effective Date in accordance with the Change Control Procedures.

(ee)                            “Dispute Resolution Committee” has the meaning given in Section 18.2(a).

(ff)                                “EDS Applications Software” means Applications Software owned by any EDS Provider or EDS Affiliate [*****] and used to provide the Services.

(gg)                          “EDS Personnel” means employees of EDS Providers or their Affiliates, or EDS Subcontractors assigned to perform Services.

(hh)         [*****]

(ii)                                  “EDS Systems Software” means Systems Software owned by EDS Providers or their Affiliates (specifically excluding Third Party Software) and used to provide the Services.

(jj)                                  “EDS Software” means EDS Applications Software and EDS Systems Software.

(kk)                            “EDS Subcontractor” means any contractor or subcontractor of an EDS Provider or an Affiliate of an EDS Provider (including, without limitation, individuals engaged as independent contractors) used by an EDS Provider to provide any Services.

(ll)                                  “EDS-UK” shall mean Electronic Data Systems Limited.

(mm)                      “Effective Date” shall mean:  (i) with respect to this Amended and Restated Global Master Services Agreement, the Commencement Date; (ii) with respect to the

Local Country Agreement between CBL and EDS-UK, the Amendment Effective Date; and (iii) with respect to any other Local Country Agreement, such Local Country Agreement’s Local Country Agreement Effective Date.  References to an “applicable Effective Date,” “an Effective Date applicable it,” or words of similar import shall be construed as referencing the Effective Date of the particular agreement (either this Amended and Restated Global Master Services Agreement or a Local Country Agreement, as applicable) to which the entity or entities referenced is/are a party/parties.

(nn)                          “Environmental Laws” means any Federal, state, local or foreign law, order, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof as of the Commencement Date and as may be amended or modified after the Commencement Date, including, without limitation, any judicial or administrative order, consent decree, or judgment, relating to the environment, health or safety.

(oo)         [*****]

(pp)                          “Force Majeure Events” has the meaning given in Section 16.4.

(qq)                          “Golden Data Center” means the real property and improvements commonly known as 1819 Denver West Drive, Golden, Colorado.

(rr)                                “Golden Data Center Lease” means the Denver West Office Building Lease between Denver West Office Building No. 26 Venture, as Landlord, and Coors, as Tenant, dated February 1, 1994.

(ss)                            “Hazardous Substance” means (i) any petroleum or petroleum products or fractions thereof, radioactive materials, friable asbestos, urea formaldehyde, foam insulation, radon gas and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “extremely hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “universal hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import under any applicable Environmental Law; and (iii) any natural or artificial substance (whether in the form of a solid, liquid, gas, or vapour) the presence of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to human health or causing damage to the environment.

(tt)                                [*****]

(uu)                          “Key EDS Positions” has the meaning given in Section 6.3.

(vv)                          “Key Transferred Employees” has the meaning given in Section 6.2.

(ww)                      “Local Country Agreement” means an agreement (including any Schedules thereto) between an EDS Provider (other than EDS) and a Coors Recipient (other than Coors), pursuant to which such EDS Provider agrees to provide Services to such Coors Recipient in accordance with terms set forth in this Agreement.

(xx)                              “Local Country Agreement Effective Date” means, with respect to each Local Country Agreement, the date designated therein as the effective date.

(yy)                          “Local Country Agreement Term” has the meaning given in Section 2.1.

(zz)                              “Local Country Asset Transfer Agreement” means an agreement between a Coors Recipient and its corresponding EDS Provider who are parties to a Local Country Agreement pursuant to which the Coors Recipient transfers certain assets to the EDS Provider.

(aaa)                      “Local Country Assigned Contracts” has the meaning given in Section 5.3(b)(i).

(bbb)                   “Local Country Employee Transition Agreement” has the meaning given in Section 6.1(b).

(ccc)                      “Losses” means all losses, liabilities, damages and claims, and all related costs and expenses (including any and all reasonable legal fees and reasonable costs of investigation, litigation, settlement, judgment, appeal, interest and penalties) incurred by an indemnified party hereunder in connection with an indemnified claim.

(ddd)                   “Managed Expenses” means [*****]

(eee)                      “Monthly Current Asset Payments” [*****]

(fff)                            “Parties” means Coors and EDS, and “Party” means either one of them.

(ggg)                   “Pass-Through Expenses” [*****]

(hhh)                   “Privacy Laws” has the meaning given in Section 8.5.

(iii)                               “Procedures Manual” has the meaning given in Section 9.7(a).

(jjj)                               “Project” has the meaning given in Section 1.2.21 of Exhibit A.

(kkk)                      “Project Executive” has the meaning given in Section 9.1.

(lll)                               “Retention Bonus” has the meaning given in Section 6.2(c).

(mmm)             “Schedules” means, with respect to this Agreement, any schedule, exhibit, agreement or other document either (i) attached to this Agreement, (ii) executed by the Parties concurrently with the Original Agreement or any Local Country Agreement, or (iii) executed by the Parties at any time after any Effective Date, if such document states that it is a Schedule to this Agreement.  Notwithstanding the foregoing, “Schedules” shall not include any Local Country Asset Transfer Agreement and any Local Country Employee Transition Agreement.  For ease of reference, Schedules attached to this Agreement that are applicable to a particular Local Country Agreement are labeled in the following formats:  “Schedule X.X(x) (LCA — [name of country])” or “Exhibit X(LCA- [name of country])”.  When referring to a Schedule applicable to Local Country Agreements in the generic sense in this Agreement, the reference may be simply to a “Schedule X.X (LCA),” or “Exhibit X(LCA)”.

(nnn)                   “Service Credit” has the meaning given in Section 1 of Exhibit B.

(ooo)                   “Service Level “ has the meaning given in Section 1 of Exhibit B.

(ppp)                   “Service Level Termination Event” has the meaning given in Section 1 of Exhibit B.

(qqq)                   “Service Tower” has the meaning given in Section 1.3 of Exhibit A.

(rrr)                            “Services” has the meaning given in Section 3.1.

(sss)                      “Software” means Applications Software and Systems Software.

(ttt)                            “Steering Committee” has the meaning given in Section 9.2.

(uuu)                   “Systems Software” means [*****]

(vvv)                   “Tenancy Agreement” has the meaning given in Section 9.3(c).

(www)             “Term” has the meaning given in Sections 2.1 and 2.2.

(xxx)                         “Termination Assistance” has the meaning given in Section 17.8(a).

(yyy)                   “Third Party Applications Software” means Applications Software licensed pursuant to a Third Party Applications Software License.

(zzz)                         “Third Party Applications Software Licenses” means, [*****]

(aaaa)                “Third Party Consents” has the meaning given it in Section 5.3(g).

(bbbb)            “Third Party Contracts” means, collectively, Third Party Applications Software Licenses, Third Party Systems Software Licenses and Third Party Service Contracts.

(cccc)                “Third Party Service Contracts” means, collectively, [*****]

(dddd)            “Third Party Software” means, collectively, Third Party Applications Software and Third Party Systems Software.

(eeee)                “Third Party Systems Software” means Systems Software licensed pursuant to a Third Party Systems Software License.

(ffff)                        “Third Party Systems Software Licenses” means, collectively, [*****]

including in each case any associated maintenance, support, upgrade, subscription and similar agreements.

(gggg)            “Transferred Employees” has the meaning given in Section 6.1.

(hhhh)            “Transferred Equipment” means the Coors Transferred Equipment, the CBL Transferred Equipment, and any equipment transferred by any other Coors Recipient to an EDS Provider in connection with the execution of a Local Country Agreement.

(iiii)                            “U.K. Asset Transfer Agreement” means that certain Asset Transfer Agreement, dated as of the Amendment Effective Date, by and between CBL and EDS-UK, which agreement constitutes a Local Country Asset Transfer Agreement.

(jjjj)                            “U.K. Employee Transition Agreement” means that certain Employee Transition Agreement, dated as of the Amendment Effective Date, by and between CBL and EDS-UK, which agreement constitutes a Local Country Employee Transition Agreement.

(kkkk)                “Unidentified Third Party Contract” has the meaning given in Section 5.3(h).

1.2                                 Other Definitions

Other terms used in this Agreement are defined where they first appear and have the respective meanings there indicated.

Article 2

TERM

2.1                                 Term

The term of this Amended and Restated Global Master Services Agreement (the “Term”) shall begin at 12:01 a.m. Colorado time on the Commencement Date and shall end at 11:59 p.m. Colorado time on December 31, 2010, unless earlier terminated or extended in accordance with the provisions hereof.  The term of each Local Country Agreement (each a “Local Country Agreement Term”) shall begin at 12:01 local time in the applicable country to which the Local Country Agreement applies on the applicable Local Country Agreement Effective Date and shall end on the last day of the Term, unless earlier terminated or extended in accordance with the provisions hereof.

2.2                                 Renewal Term

[*****]  All of the terms of this Agreement shall continue to apply without change during any extension period(s), and “the Term” as used in this

Agreement shall refer to both the original Term (as described in Section 2.1 hereof) and any extension(s) thereof.

Article 3

SERVICES

3.1                                 General

(a)                      Except as set forth in Section 3.1(b), which applies to Services provided pursuant to a Local Country Agreement, throughout the Term, EDS shall provide and perform (i) the services, functions and responsibilities described in this Agreement (including without limitation Exhibit A), as it may be amended and supplemented from time to time pursuant to the Change Control Procedures; (ii) the services, functions and responsibilities provided or performed at any time during [*****] by the personnel who were displaced or whose functions were displaced as a result of the Original Agreement (provided that those services, functions and responsibilities were not discontinued by Coors during [*****] with the intent that such discontinuation be permanent); (iii) except as expressly provided otherwise in this Agreement, the services, functions and responsibilities which, prior to the Commencement Date, are documented as being funded by [*****]; and (iv) any services, functions or responsibilities not specifically described in clauses (i), (ii) or (iii) but that are inherent in or necessary for the proper provision and performance of such services, functions and responsibilities.

(b)                     With respect to each Local Country Agreement, throughout its applicable Local Country Agreement Term, the applicable EDS Provider which is a party to such Local Country Agreement shall provide and perform: (i) the services, functions and responsibilities described in this Agreement (including without limitation Exhibit A) as being applicable to the Coors Recipient to which such Local Country Agreement applies, as this Agreement may be amended and supplemented from time to time pursuant to the Change Control Procedures; (ii)  except as expressly provided otherwise in this Agreement, the services, functions and responsibilities which, prior to the Local Country Agreement Effective Date, are documented as being funded by [*****] and (iii) any services, functions or responsibilities not specifically described in clauses (i) or (ii) but that are inherent in or necessary for the proper provision and performance of such services, functions and responsibilities.

(c)                      The services, functions and responsibilities described in Sections 3.1(a) and (b) are referred to collectively as the “Services”.  Pursuant to Section 9.9 (Contract Change Control), EDS shall be responsive to the current and future information technology requirements of the Coors Recipients.  The EDS Providers shall provide, and Coors Recipients shall receive, the Services in accordance with all of the terms of this Agreement.

3.2                                 Resources

Except as otherwise expressly provided in this Agreement, the EDS Providers shall provide, [*****] all of the facilities, personnel, Equipment, Software, services and other resources necessary to provide the Services.  Subject to the approval rights granted to Coors (or any Coors Recipient) in this Agreement, the EDS Providers shall maintain, expand, extend, upgrade and replace [*****] all such resources (including, without limitation, any resources sold, transferred or assigned to any EDS Provider pursuant to this Agreement) as necessary to provide the Services.  No Coors Recipient shall remove or relocate from its current location any Equipment, Software, and other resources owned or leased by an EDS Provider (other than Equipment, Software and other resources that are intended by their nature to be moved, such as laptop computer equipment and PDAs) [*****], through which the applicable EDS Provider shall have notice of, and shall perform, the relocation and/or removal of such Equipment, Software, and other resources to the new location.

3.3                                 Local Country Agreements

(a)                                  Non-US Affiliates; Completion of Local Country Agreements.

(i)                                     Notwithstanding anything in this Agreement to the contrary, all Services provided pursuant to this Agreement outside of the United States and used outside of the United States shall, unless the Parties agree otherwise, be provided on a local basis by a non-US Affiliate of EDS to a non-US Affiliate of Coors, pursuant to a Local Country Agreement substantially in the form attached hereto as Exhibit H.

(ii)                                  Concurrently with the execution of a Local Country Agreement, this Amended and Restated Global Master Services Agreement shall be amended as mutually agreed by the Parties, including, without limitation by amending the then-current Schedules hereto and by attaching appropriate Schedules designated as being applicable to a particular Local Country Agreement.  Such added Schedules shall be designated in the following format: “Schedule X.X(x)(LCA-[name of country])” or “Exhibit X (LCA-[name of country])”.

(iii)                               EDS, acting through the EDS Project Executive (and his or her designees(s)), shall be responsible for the administration of this Agreement on a day-to-day basis on behalf of all EDS Providers and their Affiliates (including decisions, consents, notices, acceptances and approvals) and only EDS, acting through the EDS Project Executive (and his or her designees(s)) shall be authorized to act on behalf of any EDS Provider to amend, modify, change, waive or discharge such EDS Provider’s rights and obligations under this Agreement.

(iv)                              Coors, acting through the Coors Project Executive (and his or her designees(s)) shall be responsible for the administration of this Agreement on a day-to-day basis on behalf of all Coors Recipients and their Affiliates (including decisions, consents, notices, acceptances and approvals) and only Coors acting through the Coors Project Executive (and his or her designees(s)) shall be authorized to act on behalf of any Coors Recipient to amend, modify, change, waive or discharge such Coors Recipient’s rights and obligations under this Agreement.

(v)                                 [*****]

(b)                                 Unless the Local Country Agreement(s) specifically provides otherwise, such Local Country Agreement(s) shall reference, and be subject to, the terms and conditions of this Amended and Restated Global Master Services Agreement and shall not be construed as altering or superceding any of the terms of this Amended and Restated Global Master Services Agreement as those terms apply to the EDS Providers and Coors Recipients.

(c)                                  EDS shall cause each EDS Provider that is a party to a Local Country Agreement to perform such EDS Provider’s responsibilities, functions and obligations thereunder (including any responsibilities, functions and obligations under this Amended and Restated Global Master Services Agreement adopted pursuant thereto).  [*****]  Coors shall cause each Coors Recipient that is a party to a Local Country Agreement to perform such Coors Recipient’s responsibilities, functions and obligations thereunder (including any responsibilities, functions and obligations under this Amended and Restated Global Master Services Agreement adopted pursuant thereto).  [*****]

3.4                                 Other Recipients of Services

Unless otherwise agreed by the Parties, each EDS Provider shall provide the Services, throughout the Term (or Local Country Agreement Term, as applicable), to its corresponding Coors Recipient, such Coors Recipient’s present and future Affiliates located in the same country as such Coors Recipient, and such other third parties as Coors may authorize from time to time in the ordinary course of business to receive Services.  The Coors Recipients acknowledge and agree that the foregoing is not intended to permit the Coors Recipients to resell or wholesale the Services to non-Affiliate third parties.  The Coors Recipients and the EDS Providers shall each have all of the same rights and obligations with respect to Services provided to Affiliates of Coors Recipients and other authorized third parties as they do with respect to Services provided to the Coors Recipients.  Except as otherwise provided in this Agreement with respect to Coors Recipients, the EDS Providers are authorized to deal exclusively with Coors in connection with any Services to be provided to Coors’ Affiliates or other authorized third parties.  An EDS Provider’s provision of the Services to entities that are not receiving the Services as of the Local Country Agreement Effective Date of the Local Country Agreement to which it is a party will be subject to Sections 9.9 (Change Control) and 12.4 (Changes Pursuant to Change Control).

3.5                                 Migration of Service Locations

(a)                      Except as set forth in Attachment A-12 to Exhibit A, , throughout the Term each applicable EDS Provider shall provide the Services to its corresponding Coors Recipient from the locations from which each of such Services is currently provided unless Coors approves the migration of such Services to one or more other locations.

(b)                     Each migration of Services to another location shall be conducted by the EDS Providers pursuant to a written migration plan prepared by an EDS Provider and approved by the applicable Coors Recipient.  Each migration plan shall describe in detail how the EDS Provider shall perform the migration and any assumptions and dependencies relating to such EDS Provider’s performance of such migration, including any obligations of any Coors Recipient.  [*****] Unless otherwise expressly provided in this Agreement, the obligations of the EDS Providers and Coors Recipients contained in this Agreement, including, without limitation, the EDS Providers’ obligations to meet Service Levels, shall continue to apply during and after each such migration.  [*****] Services to a new platform and/or any change to or addition of Applications Software shall be done pursuant to the Change Control Procedures.

3.6                                 No Exclusivity

Any Coors Recipient may obtain the Services during the Term from an EDS Provider or, at Coors’ option exercised from time to time during the Term, a Coors Recipient may obtain any or all of the Services from a third party or provide them internally.  [*****]. No Coors Recipient shall have any obligation to obtain from any EDS Provider any services which do not fall within the definition of Services.  The EDS Providers and their Affiliates shall cooperate with the Coors Recipients and their Affiliates and contractors to allow the proper performance of any services (whether or not included within the definition of Services) being provided internally by any Coors Recipient or a Coors Affiliate or by any third party contractors.  Such cooperation shall include, without limitation, providing access to any Services reasonably necessary for Coors Recipients or their Affiliates or such contractors to perform their work, and providing (subject to Section 14.5) such information regarding the operating environment, system constraints and other operating parameters reasonably necessary for the work performed by the Coors Recipients or their Affiliates or such contractors to be compatible with the Services provided by the EDS Providers.  Under no circumstances shall the EDS Providers or their Affiliates be obligated to provide such third party contractors with access to, or use of, any information of the EDS Providers’ or an EDS Affiliate’s other clients.

3.7                                 EDS Services to Others

Subject to the other provisions of this Agreement, including, without limitation, Section 6.3(d) (Key EDS Positions), Article 7 (Intellectual Property Rights) and Article 8 (Confidentiality), the EDS Providers shall have the right to provide services (including services that are the same as or similar to the Services) to third parties during the Term.

3.8                                 Transition Services

(a)                                  EDS shall complete the Services summarized in the portion of Attachment A-12 to Exhibit A applicable to the transition of certain Services for Coors (the “Coors Transition Services”) by the dates set forth therein.  [*****] EDS shall deliver to Coors for review and comment a draft of a plan (the “Coors Transition Plan”) describing in detail how EDS shall perform the Coors Transition Services and any assumptions and dependencies relating to EDS’ performance of the Coors Transition Services, including any obligations of Coors.  The Coors Transition Plan shall describe the activities EDS proposes to undertake in order to provide the Coors Transition Services.  EDS shall incorporate any reasonable comments and suggestions made by Coors and shall deliver a revised Coors Transition Plan [*****].  The final Coors Transition Plan shall be subject to Coors’ approval.  [*****]  Unless otherwise expressly provided in this Agreement, all of EDS’ obligations contained in this Agreement, including, without limitation, the obligation to meet Service Levels, shall continue to apply during implementation of the Coors Transition Plan.  [*****]

(b)                                 EDS-UK shall complete the Services summarized in the portion of Attachment A-12 to Exhibit A applicable to the transition of certain Services for CBL (the “CBL Transition Services”) by the dates set forth therein.  [*****] EDS-UK shall deliver to CBL for review and comment a draft of a plan (the “CBL Transition Plan”) describing in detail how EDS-UK shall perform the CBL Transition Services and any assumptions and dependencies relating to EDS-UK’s performance of the CBL Transition Services, including any obligations of CBL.  The CBL Transition Plan shall describe the activities EDS-UK proposes to undertake in order to provide the CBL Transition Services.

EDS-UK shall incorporate any reasonable comments and suggestions made by CBL and shall deliver a revised CBL Transition Plan [*****].  The final CBL Transition Plan shall be subject to CBL’s approval.  [*****]  Unless otherwise expressly provided in this Agreement, all of each EDS Provider’s obligations contained in this Agreement, including, without limitation, the obligation to meet Service Levels, shall continue to apply during implementation of the CBL Transition Plan.  [*****]  CBL agrees that EDS-UK shall be approved to migrate the Help Desk Services performed by EDS-UK on the Amendment Effective Date in Burton-on-Trent, England to EDS-UK’s leveraged facility in New Zealand upon the date that EDS-UK can demonstrate to CBL that EDS has achieved each of the following Service Levels described in Exhibit B hereto for [*****] EDS’ migration of the Coors Help Desk Services to the leveraged facility in New Zealand:  Level of Service for Average Speed to Answer, Average Speed to Answer, First Call Resolution and Abandon Rate.

Article 4

SERVICE LEVELS

4.1                                 Initial Service Levels

Exhibit B establishes Service Levels for certain specified Services and groupings of Services provided by EDS hereunder.  Each Exhibit B (LCA) establishes Service Levels for certain specified Services and groupings of Services provided by the applicable EDS Provider.  Except as otherwise provided in Exhibit B (or an applicable Exhibit B (LCA)), with respect to each Service or groupings of Services which has an associated Service Level, the EDS Provider to which such Service Level applies shall provide such Service or groupings of Services from the applicable Effective Date throughout the remainder of the Term in a manner which meets or exceeds such associated Service Level with respect to the Coors Recipient to which such Service Level applies.

4.2                                 Review of Service Levels

(a)                      At the following intervals the Parties shall jointly review all then-applicable Service Levels (including any Service Levels applicable to Coors Recipients other than Coors) and adjust them to reflect any improved performance capabilities associated with advances in the technology and methods used to perform the Services:

[*****]

(b)                     The Coors Recipients and the EDS Providers will reasonably attempt to continuously improve the Service Levels identified in Exhibit B (and each Exhibit B (LCA)) throughout the Term, by mutual agreement, and that they will reasonably attempt to jointly identify and add to Exhibit B (or the applicable Exhibit B (LCA)) additional Service Levels and associated Service Credits during the Term.  Throughout the Term, EDS shall identify and notify Coors of commercially reasonable methods of improving the Service Levels.

4.3                                 Measurement and Monitoring Tools

EDS shall implement any measurement and monitoring tools and procedures necessary to measure performance of the Services by the EDS Providers to each Coors Recipient individually and compare such performance to the Service Levels applicable to each such Coors Recipient.  Upon Coors’ request, EDS shall provide Coors or its auditors with any information and access to the measurement and monitoring tools reasonably necessary to measure each EDS Provider’s performance against the Service Levels applicable to the individual Coors Recipients.

[*****]

[*****]

4.5                                 Additional Performance Requirements

(a)                      With respect to any Service or obligation which does not have an associated Service Level, each EDS Provider shall perform such Service or obligation with respect to its corresponding Coors Recipient with a level of accuracy, quality, completeness, timeliness and responsiveness which [*****].  Each EDS Provider shall perform all Services and obligations promptly, diligently, and in a workmanlike and professional manner, using qualified individuals.  Each time Coors notifies EDS that Coors believes an EDS Provider has failed to meet the applicable standard set forth in the preceding sentence with respect to any individual Coors Recipient, EDS shall:  [*****]

(b)                     As one of several ways of measuring the EDS Providers’ compliance with this Section, [*****]

Article 5

TRANSFERS OF EQUIPMENT, FACILITIES AND THIRD PARTY CONTRACTS

5.1                                 Transfer of Equipment

(a)                      On the Commencement Date, Coors shall transfer or cause to be transferred to EDS, and EDS shall receive from Coors or its Affiliates, the equipment, leasehold improvements and fixtures listed and/or described on Schedule 5.1(a) (the “Coors Transferred Equipment”).  Except as set forth in Section 14.2(a)(i) (Coors Representations and Warranties), Coors and its Affiliates are transferring the Coors Transferred Equipment, and EDS is receiving the Coors Transferred Equipment, [*****]

(b)                     On the Commencement Date Coors shall deliver to EDS or its designee one or more bills of sale in the form attached as Schedule 5.1(b), and EDS shall deliver to Coors, [*****]

(c)                      On the Amendment Effective Date, CBL shall transfer or cause to be transferred to EDS-UK, and EDS-UK or its designee shall receive from CBL, the equipment, leasehold improvements and fixtures listed and/or described in Schedule 1 of the Local Country Asset Transfer Agreement between CBL and EDS-UK (the “CBL Transferred Equipment”).  Except as set forth in Section 14.2(b)(i) (Coors Representations and Warranties), CBL is transferring the CBL Transferred Equipment, and EDS-UK (or its designee) is receiving the CBL Transferred Equipment, [*****]

(d)                     On the Amendment Effective Date CBL and EDS-UK shall each execute and deliver to one another a Local Country Asset Transfer Agreement in the form attached as Schedule 5.1(b)(LCA-UK)

5.2                                 Golden Data Center and Equipment

(a)                      On the Commencement Date, Coors shall assign to EDS, and EDS shall assume from Coors, Coors’ interest in the Golden Data Center Lease and the Golden Data Center.  Except as set forth in Section 14.2(a)(iii) (Coors Representations and Warranties), Coors is assigning the Golden Data Center Lease and its interest in the Golden Data Center, and EDS is assuming the Golden Data Center Lease and Coors’ interest in the Golden Data Center, [*****]

(b)                     Coors shall allow EDS to use [*****] the furniture located at the Golden Data Center on the Commencement Date during such time as EDS is providing Services to Coors from the Golden Data Center.  During such time period, EDS shall maintain such furniture [*****] in the same condition it is in on the Commencement Date, reasonable wear and tear excepted, and shall not remove such furniture from the Golden Data Center.  Coors shall remove such furniture from the Golden Data Center upon expiration of such time period.

(c)                      On or before the Commencement Date, Coors and EDS shall each execute and deliver to the other an Assignment of Lease and Consent to Assignment of Lease in the form of Schedule 5.2(c) attached to this Agreement (the “Golden Data Center Assignment”), and on or before the Commencement Date the Parties shall cause the lessor under the Golden Data Center Lease to execute and deliver to Coors the Golden Data Center Assignment. [*****]

5.3                                 Third Party Contracts

(a)                      Coors Third Party Contracts

(i)                         Subject to EDS having received any Third Party Consents which it is required to obtain pursuant to Section 5.3(g), as of the Commencement Date Coors shall assign to EDS, and EDS shall assume from Coors, the following (collectively, the “Assigned Contracts”):

(A)                              the Third Party Software Licenses and Third Party Software listed on Schedule 5.3(a)(i) for which EDS is identified as the licensee; and

(B)                                the Third Party Service Contracts used by Coors immediately before the Commencement Date to provide any services included within the Services, as such contracts are listed on Schedule 5.3(a)(ii), excepting therefrom those contracts identified on Schedule 5.3(a)(ii) as “Managed Contracts.”

[*****] (i) with respect to Assigned Contracts listed on Schedule 5.3(a)(ii), each Party shall have the obligations described in Section 7.3(a) relating to periods on or after the Commencement Date, and (ii) with respect to Assigned Contracts listed on Schedule 5.3(a)(ii), [*****]  If EDS is unable to obtain any such Third Party Consent, it shall identify and adopt, [*****] subject to Coors’ prior approval, such alternative approaches as are necessary to provide the Services without such Third Party Consent.

(b)                     Other Coors Recipients’ Third Party Contracts

(i)                         As of each applicable Local Country Agreement Effective Date, and subject to the EDS Provider which is a party to such Local Country Agreement having received any Third Party Consents which it is required to obtain pursuant to Section 5.3(g), such EDS Provider’s corresponding Coors Recipient shall assign to such EDS Provider and such EDS Provider shall assume from such Coors Recipient the following (collectively, the “Local Country Assigned Contracts”):

(A)                              the Third Party Software Licenses and Third Party Software listed on the applicable Schedule 5.3(a)(i) (LCA) for which such EDS Provider is identified as the licensee; and

(B)                                the Third Party Service Contracts used by the applicable Coors Recipient immediately before the Local Country Agreement Effective Date to provide any services included within the Services, as such contracts are listed on the applicable Schedule 5.3(a)(ii) (LCA), excepting therefrom those contracts identified on the applicable Schedule 5.3(a)(ii) (LCA) as “Managed Contracts.”

Regardless of whether the EDS Provider has obtained a Third Party Consent with respect to any Local Country Assigned Contracts, on and after the applicable Local Country Agreement Effective Date (i) with respect to Local Country Assigned Contracts listed on the applicable Schedule 5.3(a)(ii) (LCA), each Party shall have the obligations described in Section 7.3(a) relating to periods on or after the Local Country Agreement Effective Date, and (ii) with respect to Local Country Assigned Contracts listed on the applicable Schedule 5.3(a)(ii) (LCA), [*****]  If the applicable EDS Provider is unable to obtain any such Third Party Consent, it shall identify and adopt, [*****] subject to the applicable Coors Recipient’s prior approval, such alternative approaches as are necessary to provide the Services without such Third Party Consent.

(c)                      Beginning in September 2001 and continuing each month thereafter through August 2002, EDS shall pay to Coors [*****] in consideration of payments made by Coors under the contracts listed on Schedule 5.3(c) attributable to the period on or after the Commencement Date.

(d)                     Beginning in January 2004 and continuing each month thereafter through December 2004, EDS-UK shall pay to CBL [*****] in consideration of payments made by

CBL under the contracts listed on Schedule 5.3(c)(LCA-UK) attributable to the period on or after the Amendment Effective Date.

(e)                      Subject to an EDS Provider having received any Third Party Consents which it is required to obtain pursuant to Section 5.3(g), the corresponding Coors Recipient, as of its applicable Effective Date, shall grant to such EDS Provider, for the sole purpose of providing the Services (and to the extent necessary for such EDS Provider to provide the Services), rights of access to, and use of:

(i)                         the Third Party Software Licenses and Third Party Software listed on Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i) (LCA) for which such Coors Recipient is identified as the licensee; and

(ii)                      the Third Party Service Contracts identified on Schedule 5.3(a)(ii) or any applicable Schedule 5.3(a)(ii)(LCA) as “Managed Contracts,” to which such Coors Recipient is a party.

If an EDS Provider is unable to obtain any such Third Party Consent, it shall identify and adopt, [*****] subject to Coors’ prior approval, such alternative approaches as are necessary to permit EDS to provide the Services without such Third Party Consent or otherwise to eliminate the need for such Third Party Consent.

(f)                        Schedule 5.3(f) and any applicable Schedule 5.3(f)(LCA) lists contracts which, at Coors’ option, a Coors Recipient which is party to such contract may cancel, or otherwise deal with.  The EDS Providers shall provide the Services without the benefit or use of such contracts.

(g)                     Subject to clause (h) below, on or before the Effective Date applicable to it, each EDS Provider shall obtain: (i) from each third party to an Assigned Contract or a Local Country Assigned Contract (as applicable) any required consent by such third party to the assignment to and assumption by such EDS Provider of such Assigned Contract or Local Country Assigned Contract; and (ii) from each third party to a Third Party Contract for which a right of access and use is granted to an EDS Provider in Section 5.3(e), any required consents by such third party to such EDS Provider’s or its Affiliate’s access to and use of such Third Party Contract (collectively, the “Third Party Consents”).  The EDS Providers shall use commercially reasonable efforts [*****] any Third Party Consents and shall identify to Coors any practical ways to eliminate the need for such Third Party Consents.  In connection with each Assigned Contract (or Local Country Assigned Contract), the EDS Providers shall use commercially reasonable efforts to obtain a complete release of the Coors Recipients with respect to all obligations arising under the related Assigned Contract (or Local Country Assigned Contract) on or after the applicable Effective Date.  [*****]

(h)                     With respect to any Third Party Contract which is not listed on Schedule 5.3(a)(i), 5.3(a)(ii), 5.3(f), or on any applicable Schedule 5.3(a)(i)(LCA),

5.3(a)(ii)(LCA) or 5.3(f)(LCA) (an “Unidentified Third Party Contract”), the following shall apply:

(i)                         if the Unidentified Third Party Contract is a Third Party Service Contract, such Unidentified Third Party Contract shall be retained or cancelled by the Coors Recipient which is a party to such contract unless the Parties mutually agree that such contract be assigned to an EDS Provider on terms and conditions mutually agreeable to the Parties, in which case the Unidentified Third Party Contract shall be added to the appropriate portion of Schedule 5.3(a)(ii) or the applicable Schedule 5.3(a)(ii)(LCA), as agreed by the Parties;

(ii)                      if the Unidentified Third Party Contract is a Third Party System Software License or a Third Party Applications Software License: (A) the appropriate EDS Provider shall, at the Coors Receipient’s request, obtain any applicable Third Party Consent (either a consent to assignment of the contract to such EDS Provider (with respect to Third Party System Software Licenses), or (with respect to Third Party Applications Software Licenses), a consent to such EDS Provider’s access to and use of the Third Party Applications Software subject to such Third Party Applications Software License during the Term); (B) the EDS Providers shall use commercially reasonable efforts [*****] of any required Third Party Consent (including identifying to the Coors Recipient any practical ways to eliminate the need for such Third Party Consents), (C) as soon as such Third Party Consent has been obtained, or determined to be unnecessary, the Third Party Systems Software License or the Third Party Applications Software licensed pursuant to the Third Party Applications Software License shall be added to the appropriate section of Schedule 5.3(a)(i) or the applicable Schedule 5.3(a)(i)(LCA) (in the case of unidentified Third Party Applications Software Licenses to the “Managed Contracts” section of such Schedule, and in the case of unidentified Third Party Systems Software Licenses to such Schedule, but not as “Managed Contracts”); (D) on Schedule 5.3(a)(i) or the applicable Schedule 5.3(a)(i)(LCA) the appropriate EDS Provider shall be designated as the licensee of any unidentified Third Party Systems Software License added to Schedule 5.3(a)(i) or the applicable Schedule 5.3(a)(i)(LCA) pursuant to clause (C) and the Coors Recipient shall be designated the licensee of any unidentified Third Party Applications Software License added to Schedule 5.3(a)(i) or the applicable Schedule 5.3(a)(i)(LCA) pursuant to clause (C); (E) on Schedule 5.3(a)(i) or the applicable Schedule 5.3(a)(i)(LCA) the appropriate EDS Provider shall be assigned [*****] Software License added to Schedule 5.3(a)(i) or the applicable Schedule 5.3(a)(i)(LCA) pursuant to clause (C); and (F) the EDS Provider obtaining such consent [*****]  If an EDS Provider is unable to obtain any such Third Party Consent, it shall identify and adopt, [*****] of its corresponding Coors Recipient (on a Managed Expense basis), subject to the Coors Recipient’s prior approval, such alternative approaches as are necessary to permit such EDS Provider to provide the Services without such Third Party Consent or otherwise to eliminate the need for such Third Party Consent.

(i)                         [*****]

Article 6

PERSONNEL

6.1                                 Terms of Employment; [*****]

(a)                      For United States Employees

(i)                         [*****]

(ii)                      [*****]

(iii)                   [*****]

(iv)                  [*****]

(v)                     [*****]

(b)                     For Non-United States Employees

(i)                                     [*****]

(ii)                                            [*****]

6.2                                 Key Transferred Employees

(a)                      [*****]

(b)                     [*****]

(c)                      [*****]

6.3                                 Key EDS Positions

(a)                      Each EDS Provider acknowledges that the personnel filling the positions identified in Schedule 6.3 or any applicable Schedule 6.3(LCA) (the “Key EDS Positions”) are critical to providing the Services throughout the Term (or throughout each Local Country Agreement Term, as applicable).  Coors may change or add to the Key EDS Positions from time to time during the Term with EDS’ consent.  Each EDS Provider shall cause the personnel filling the Key EDS Positions and employed by it to devote to the provision of the Services the time and effort described in Schedule 6.3 or in any applicable Schedule 6.3(LCA).

(b)                     The individuals who will fill the Key EDS Positions on the Commencement Date are listed in Schedule 6.3. The individuals who will fill the Key EDS Positions on the Local Country Agreement Effective Date for the Local Country Agreement between EDS-UK and CBL are listed in Schedule 6.3(LCA-UK).  Neither EDS nor EDS-UK shall, from the date an individual first fills a Key EDS Position until completion of the period set forth next to such Key EDS Position in Schedule 6.3 or Schedule 6.3(LCA-UK), without Coors prior written approval, transfer any individual from such Key EDS Position to another position within EDS or an EDS Affiliate.

(c)                      Before an individual is assigned to fill a Key EDS Position, EDS shall notify Coors of the proposed assignment, shall introduce the individual to appropriate Coors representatives, and shall provide Coors with a resume and such other information as Coors may reasonably request.  [*****]  Nothing in this Section shall be deemed to prevent an EDS Provider from hiring such individual or to require an EDS Provider to terminate the employment of such individual.

(d)                     Each EDS Provider acknowledges that the personnel filling the Key EDS Positions are particularly likely to have access to sensitive Coors Confidential Information which is critical to Coors’ global competitiveness.  Neither any EDS Provider nor any EDS Affiliate shall use any personnel filling the Key EDS Positions from time to time during the Term (or for Key EDS Positions applicable to a particular Local Country Agreement, throughout the applicable Local Country Agreement Term) to provide any services (whether similar or dissimilar to the Services) to any Coors Competitor at any time while they fill such Key EDS Position, and: (i) with respect to personnel employed in Key EDS Positions in the United States, [*****] (ii) with respect to personnel employed in Key EDS Positions in the United Kingdom, [*****]; and (C) with respect to personnel employed in Key EDS Positions in countries other than the United States or the United Kingdom, [*****]

6.4                                 Removal of EDS Employees from Coors Account

Coors shall have the right to notify EDS if Coors determines in good faith that the continued assignment to the Coors account of any EDS Personnel is not in the best interests of Coors or a Coors Recipient.  Upon receipt of such notice, EDS shall have a reasonable time period to investigate the matters stated therein, discuss its findings with Coors and attempt to resolve such matters in a manner acceptable to Coors.  If Coors continues to request the replacement of such individual after such period, the applicable EDS Provider shall remove the individual from the Coors account.  Nothing in this Section shall be deemed to require any EDS Provider to terminate the employment of such individual.

6.5                                 Excessive Turnover

The Parties agree that it is generally in the best interest of both Parties to keep the turnover rate of the employees of the EDS Providers providing the Services to a reasonably low level.  On each anniversary of the Commencement Date EDS shall provide Coors with such data as Coors may request regarding the turnover rate of such employees in the preceding one (1) year and the turnover rate of all EDS Provider employees in the preceding one (1) year.  If Coors notifies EDS that Coors believes the turnover rate of the employees of the EDS Providers providing the Services is unreasonably high, [*****]

6.6                                 No Employment Offers

Except as set forth in Section 17.12 (Offers to EDS Employees), [*****] Coors shall not; and during the Local Country Agreement Term applicable to it, each other Coors Recipient shall not, extend offers of employment to, or directly or indirectly solicit the employment of, any employee of an EDS Provider who provided the Services during [*****], while an EDS Provider is providing any Termination Assistance, no EDS Provider shall extend offers of employment to, or directly or indirectly solicit the employment of, any Coors Recipient employees providing information technology services.

6.7                                 Security

(a)                      EDS shall, upon Coors’ reasonable request, inspect and search the employees, agents and representatives of EDS and EDS Subcontractors, and their respective vehicles or belongings, on a non-routine basis to ensure compliance with Coors’ security policies.  EDS shall ensure (or, with respect to EDS Subcontractors, cause such subcontractors to ensure) that any of the employees, agents and representatives of EDS and any EDS Subcontractors who will be on Coors’ premises (or on the premises of a Coors Affiliate, other than the premises of CBL, which CBL premises shall be subject to subsection (b) of this Section 6.7) will have given their consent to the inspections and/or searches contemplated by this subsection.

(b)                     EDS-UK shall, upon the reasonable request of CBL, take all reasonable steps to inspect and search the employees, agents and representatives of EDS-UK and EDS

Subcontractors providing Services to CBL, and their respective vehicles or belongings, on a non-routine basis to ensure compliance with CBL’s security policies.  EDS-UK shall take all reasonable steps to ensure (or, with respect to EDS Subcontractors, cause such subcontractors to ensure) that any of the employees, agents and representatives of the EDS-UK and any EDS Subcontractors who will be on the CBL’s premises (or on premises of a CBL Affiliate in the United Kingdom) will have given their consent to the inspections and/or searches contemplated by this subsection.

6.8                                 Safety

(a)                      EDS shall ensure (and with respect to EDS Subcontractors shall cause such subcontractors to ensure) that each employee, agent and representative of EDS or an EDS Subcontractor shall comply with the terms and conditions set forth in “U.S. Environmental, Health and Safety Commitment and Policy” attached hereto as Exhibit E, and as may be updated from time to time in accordance with the Change Control Procedure.

(b)                     In respect of the Local Country Agreement executed by CBL and EDS-UK, EDS-UK shall take all reasonable steps to ensure that it, its subcontractors and their respective employees, agents and representatives comply with CBL’s health and safety policies (attached hereto as Exhibit G, and as may be updated from time to time in accordance with the Change Control Procedure) while they are performing Services on the premises of CBL; provided, however, that (i) in the event of a conflict between the provisions of Exhibit G and Articles 1 through 19 of the Amended and Restated Global Master Services Agreement, Articles 1 through 19 of the Amended and Restated Global Master Services Agreement shall prevail; (ii) in the event of a conflict between the provisions of Exhibit G and the terms of the Tenancy Agreement, the terms of the Tenancy Agreement shall prevail; and (iii) notwithstanding anything to the contrary in Exhibit G, neither EDS nor EDS-UK shall have any obligation to indemnify CBL unless such indemnity obligation is set forth in Article 15 of this Amended and Restated Global Master Services Agreement.

Article 7

INTELLECTUAL PROPERTY RIGHTS AND OBLIGATIONS

7.1                                 Coors Software

As of the applicable Effective Date, each Coors Recipient grants to the EDS Providers a [*****] license during the Term and each Local Country Agreement Term, as applicable, to use the Coors Software for the sole purpose of providing the Services pursuant to this Agreement.  No EDS Provider shall use Coors Software for any other purpose, and no EDS Provider shall have the right to grant sublicenses without Coors’ consent, which may be withheld in Coors’ sole discretion.  The EDS Providers shall cease all use of Coors Software when such Coors Software is no longer required to perform the Services, including without limitation, upon expiration or earlier termination of the Term or a Local Country Agreement Term, as applicable.  Except for the foregoing license, the Coors Recipients retain all right, title and interest in and to the Coors Software.

7.2                                 EDS Software

The EDS Providers shall install, operate and maintain [*****] any EDS Software needed to provide the Services.  No EDS Provider shall use in performing the Services any EDS Software unless such EDS Software is available to the Coors Recipients following the Term or the Local Country Agreement Term, as applicable, [*****] and upon reasonable terms.  As of the applicable Effective Date, each EDS Provider grants to the applicable Coors Recipient, its Affiliates, each of the third parties described in Section 3.4 and their respective contractors and subcontractors, a [*****] license during the Term or the Local Country Agreement Term, as applicable, to use EDS Software for the benefit of each Coors Recipient and its Affiliates.  Except for the foregoing license, the EDS Providers retain all right, title and interest in and to the EDS Software.

7.3                                 Third Party Software

(a)                      With respect to Third Party Software Licenses, each Coors Recipient or EDS Provider shall be the licensee of any Third Party Software License for which it is the designated licensee pursuant to Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i)(LCA) and each Coors Recipient or EDS Provider shall have [*****] allocated to it on Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i)(LCA), as the case may be (in each case, as such Schedule is amended from time to time pursuant to Section 5.3(h)(ii), subsections (b) or (c) of this Section 7.3, or Section 9.9).  Notwithstanding the preceding sentence and the obligations of the Coors Recipient or EDS Provider set forth in Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i)(LCA), when an EDS Provider acquires refresh Equipment, or additional Equipment for which a Coors Recipient is charged an ARC, such EDS Provider shall have [*****] for the OEM license for the operating system for such Equipment.

(b)                     With respect to Third Party Systems Software Licenses entered into by an EDS Provider after the Effective Date applicable to it: (i) such Third Party Systems Software Licenses shall be added to Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i)(LCA), as appropriate (but not as “Managed Contracts);” (ii) such EDS Provider shall be the designated licensee under any such Third Party Systems Software Licenses so added to Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i)(LCA) (and shall comply with all obligations imposed on the licensee thereunder); and (iii) such EDS Provider shall be allocated [*****] any such Third Party Systems Software Licenses so added to Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i)(LCA), as appropriate.  No EDS Provider shall introduce any Third Party Systems Software unless such Third Party Systems Software is generally available to the Coors Recipients or a successor provider of the Services on commercially reasonable terms from a recognized provider of software.

(c)                      Each EDS Provider shall install, operate and support additional Third Party Applications Software designated by Coors from time to time during the Term in accordance with the Change Control Procedures.  Unless otherwise agreed in the Change Control Procedures, with respect to Third Party Applications Software Licenses entered into after the Commencement Date (or after the applicable Local Country Agreement Effective Date in the case of Third Party Applications Software used to perform Services in a country where there is a

Local Country Agreement): (i) such Third Party Applications Software Licenses shall be added to Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i) (LCA), as appropriate (but not under “Managed Contracts”); (ii) the appropriate Coors Recipient shall be the designated licensee under any such Third Party Applications Software Licenses so added to Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i) (LCA), as appropriate; and (iii) the appropriate EDS Provider shall be allocated [*****] for any such Third Party Applications Software Licenses so added to Schedule 5.3(a)(i) or any applicable Schedule 5.3(a)(i) (LCA), as appropriate.  Each EDS Provider shall obtain, [*****] from each party to a Third Party Applications Software License entered into by such Coors Recipient after the applicable Effective Date any required consent by such third party to such EDS Provider’s access to and use of the associated Third Party Applications Software during the Term or the Local Country Agreement Term, as applicable.  If an EDS Provider is unable to obtain the consent of any such third party, it shall identify and adopt, [*****] upon mutual agreement of the Parties, such alternative approaches as are necessary to permit the EDS Provider to provide the Services without such consent or otherwise to eliminate the need for such consent.  No EDS Provider shall introduce any Third Party Applications Software which will be used or accessed by any Coors Recipient’s end-users without Coors’ prior written consent.

(d)                     Subject to any applicable obligations of a Coors Recipient set forth in Schedule 5.3(a)(i), in any applicable Schedule 5.3(a)(i) (LCA), and to Section 9.8, each EDS Provider shall, to the extent necessary or appropriate to provide the Services to its corresponding Coors Recipient:  (i) maintain Third Party Software used by such Coors Recipient on its applicable Effective Date;  (ii) upgrade, enhance, expand the scope of licenses for, and implement new versions of Third Party Systems Software and, at Coors’ request, Third Party Applications Software; and (iii) replace or add to Third Party Systems Software and, pursuant to the Change Control Procedures, Third Party Applications Software.

7.4                                 Other Intellectual Property

(a)                      Each Coors Recipient and EDS Provider shall be the sole owner of all Intellectual Property owned by it as of its Effective Date or developed by it during the Term (or the Local Country Agreement Term, as applicable) independent of the Services and this Agreement.

(b)                     Coors (or one or more Coors Recipients designated by Coors) shall be the sole and exclusive owner(s) of all trade secret rights and copyrights in any reports, diagrams, charts and illustrative graphics, run books, manuals (including the Procedures Manuals) and other works prepared by any EDS Provider for use by or on behalf of any Coors Recipient pursuant to this Agreement and in any enhancements to and modifications of Coors Software created by the EDS Providers and/or implemented in the course of providing Services under this Agreement, and an EDS Provider designated by EDS shall retain and be the sole owner of all patent rights therein (except to the extent that such patent rights relate specifically to manufacturing, distributing and selling beer or other malt-based or alcoholic beverages (as opposed to generic process control, data processing and data communications), in which case such patent rights shall be owned solely by a Coors Recipient designated by Coors).  In the case of such works that are derivative from EDS Software (“EDS Enhancements”), an EDS Provider shall continue to own all Intellectual Property rights in the EDS Enhancements and such EDS Provider shall be deemed to have granted to the Coors Recipients a perpetual, non-exclusive, royalty-free right and license to copy and use as part of the EDS Enhancements the items of EDS Software underlying such EDS Enhancements.  All works described in this Section 7.4(b) (other than EDS Enhancements) and fixed in any tangible medium shall be considered as “works for hire” commissioned by Coors under the copyright laws of the United States.  If any such tangible work is not considered a work for hire under applicable local law, each EDS Provider hereby irrevocably assigns to Coors (or to one or more Coors Recipient(s) designated by Coors), effective immediately on the creation of such work, all of such EDS Provider’s right, title and interest in and to copyright and trade secret rights embodied in such tangible work, subject to the EDS Providers’ continuing ownership of EDS Software underlying EDS Enhancements and the corresponding license thereof to the Coors Recipients as set forth above.  Each EDS Provider shall provide on a timely basis all assistance (including without limitation the execution and delivery of all required documents and instruments) to the Coors Recipients reasonably requested by the Coors Recipients for the reflection of the ownership by the Coors Recipients and their Affiliates of the Intellectual Property rights the Coors Recipients own pursuant to this Section 7.4(b).

(c)                      Each EDS Provider grants to the Coors Recipients during the Term (and any applicable Local Country Agreement Term) and thereafter a [*****] license to copy, distribute, make, use and otherwise exploit all Intellectual Property owned by any EDS Provider used in providing any of the Services during the Term (and the applicable Local Country Agreement Term), solely for use by the Coors Recipients and their Affiliates and by each of the third parties described in Section 3.4 (or by any third party service provider) for the benefit of the Coors Recipients and their Affiliates in the performance of activities encompassed within the scope of the Services or activities that are reasonable extensions or expansions of such activities.  The Coors Recipients acknowledge and agree that in the event that during the Term any EDS Software is modified pursuant to this Agreement by any Coors Recipient or its Affiliate or any third party described in Section 3.4, the EDS Providers will not be required to support or maintain such modifications and the EDS Providers shall be relieved of any obligation hereunder to the extent that such modifications adversely affect the EDS Providers’ ability to perform the Services or meet the Service Levels.

(d)                     EDS Providers shall be the sole and exclusive owner of all Intellectual Property in any enhancements to and modifications of Third Party Software developed by the EDS Providers in the ordinary course pursuant to this Agreement to the extent such enhancements and modifications are not owned by the licensor of such Third Party Software; provided, however, that, to the extent an EDS Provider is the owner of such enhancements and modifications, such EDS Provider hereby grants to the Coors Recipients a [*****] license to use, modify, create derivative works from, and sublicense any such enhancements and modifications, as well as the right to practice all patents, if any, required to permit such use, modification and creation of derivative works.  To the extent the EDS Providers have the right to do so, the EDS Providers shall provide to the Coors Recipients at the Coors Recipient’s request during the Term (or the applicable Local Country Agreement Term) or within one (1) year thereafter all source code, object code and documentation reasonably required to make full use of the foregoing licenses.

(e)                      Neither Party (nor their respective Affiliates) shall use any trademarks, servicemarks, tradenames, logos or other indicia of the other Party (or its Affiliates) without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion.

(f)                        All Intellectual Property in Coors Data created by the EDS Providers or their Affiliates during the performance of the Services shall be owned by the Coors Recipients or their Affiliates and the EDS Providers hereby irrevocably assign to the Coors Recipients all of the EDS Providers’ and their Affiliates’ right, title and interest in and to such Intellectual Property.

7.5                                 Residual Rights

Nothing in this Agreement shall restrict any Coors Recipient or EDS Provider from the use of any ideas, concepts, know-how, methods or techniques not fixed in a tangible medium during the Term (“Residual Subject Matter”) relating to data processing that it, individually or jointly, develops or discloses under this Agreement, except to the extent such use (a) infringes the patent rights of a Coors Recipient or EDS Provider and is not otherwise authorized under this Agreement or (b) involves a disclosure of the Confidential Information of a Coors Recipient or EDS Provider.  Each EDS Provider specifically acknowledges that any information relating to the manufacturing of beer or other malt-based or alcoholic beverages learned by EDS Personnel during the course of (and as a result of) providing Services is not Residual Subject Matter under this Section.

7.6                                 Non-Infringement

Each Coors Recipient and EDS Provider shall perform its obligations under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary rights of any third party.

7.7                                 Disabling Code

No EDS Provider shall insert into any Software any code which would have the effect of disabling any Software, Equipment or portion of the Services.  With respect to any disabling code that may be part of the Software, no EDS Provider shall invoke such disabling code at any time (whether during or after the Term (or the applicable Local Country Agreement Term)) for any reason.

7.8                                 [*****]

Article 8

CONFIDENTIALITY

8.1                                 Definitions

(a)                      “Disclosing Party” means any Coors Recipient or EDS Provider furnishing Confidential Information and “Receiving Party” means, when the Disclosing Party is an EDS Provider, any Coors Recipient receiving the Confidential Information disclosed by such EDS Provider, and, when the Disclosing Party is a Coors Recipient, any EDS Provider receiving the Confidential Information disclosed by such Coors Recipient.

(b)                     “Confidential Information” means information designated as confidential or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure.  EDS Confidential Information includes, without limiting the generality of the foregoing, EDS Software.  Coors Confidential Information includes, without limiting the generality of the foregoing, Coors Software and information relating to manufacturing, distributing and selling beer or other malt-based or alcoholic beverages.  The Disclosing Party’s Confidential Information includes, without limiting the generality of the foregoing, the terms of this Agreement, and information:

(i)                         relating to the Disclosing Party’s or its Affiliates’ software or hardware products or services, or to its or its Affiliates’ research and development projects or plans;

(ii)                      relating to the Disclosing Party’s or its Affiliates’ business, policies, strategies, operations, finances, plans or opportunities, including the identity of, or particulars about, the Disclosing Party’s or its Affiliates’ clients or suppliers; and

(iii)                   marked “Official Business Use Only,” “Confidential,” “Highly Confidential” or otherwise identified as confidential, restricted, secret or proprietary, including, without limiting the generality of the foregoing, information acquired by inspection or oral disclosure provided such information was identified as confidential at the time of disclosure or inspection and is confirmed in writing within ten Business Days after the disclosure or inspection.

Notwithstanding the foregoing, Confidential Information does not include information which the Receiving Party can establish:

(A)                              has become generally available to the public or commonly known in either Party’s business other than as a result of a breach by the Receiving Party of any obligation to the Disclosing Party;

(B)                                was known to the Receiving Party prior to disclosure to the Receiving Party by the Disclosing Party by reason other than having been previously disclosed in confidence to the Receiving Party;

(C)                                was disclosed to the Receiving Party on a non-confidential basis by a third party who did not owe an obligation of confidence to the Disclosing Party with respect to the disclosed information; or

(D)                               was independently developed by the Receiving Party without any recourse to any part of the Confidential Information.

(c)                      “Confidential Materials” means the part of any tangible media upon or within which any part of the Confidential Information is recorded or reproduced in any form, excluding any storage device which forms a part of computer hardware.

8.2                                 Rights, Restrictions and Obligations of the Receiving Party

(a)                      During the Term, the Receiving Party may:

(i)                         disclose Confidential Information received from the Disclosing Party only to its subcontractors, equipment lessors, agents, representatives, advisors, employees, officers, directors and Affiliates who have a need to know such information exclusively for the purpose of executing its obligations or exercising its rights under this Agreement;

(ii)                      reproduce the Confidential Information received from the Disclosing Party only as required to execute its obligations or exercise its rights under this Agreement; and

(iii)                   disclose Confidential Information as required by law, provided the Receiving Party gives the Disclosing Party prompt notice prior to such disclosure to allow the Disclosing Party to make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information.

(b)                     Except as otherwise specifically provided in this Agreement, the Receiving Party shall not during the Term (or the applicable Local Country Agreement Term) and after expiration or earlier termination hereof:

(i)                         disclose, in whole or in part, any Confidential Information received directly or indirectly from the Disclosing Party; or

(ii)                      to the maximum extent such prohibition is permitted under applicable law, sell, rent, lease, transfer, encumber, pledge, reproduce, publish, transmit, translate, modify, reverse engineer, compile, disassemble or otherwise use the Confidential Information in whole or in part.

(c)                      The Receiving Party shall exercise the same care in preventing unauthorized disclosure or use of the Confidential Information that it takes to protect its own information of a similar nature, but in no event less than reasonable care.  Reasonable care includes, without limiting the generality of the foregoing:

(i)                         informing the Receiving Party’s subcontractors, agents, representatives and Affiliates who have access to the Confidential Information, and, where applicable, their respective advisors, directors, officers and employees, of the confidential nature of the Confidential Information and the terms of this Agreement, directing them to comply with these terms, and, if the circumstances warrant, or upon the Disclosing Party’s reasonable request, obtaining their written acknowledgment that they have been so informed and directed, and their written undertaking to abide by these terms; and

(ii)                      notifying the Disclosing Party immediately upon discovery of any loss, unauthorized disclosure or use of Confidential Information, or any other breach of this Article by the Receiving Party, and assisting the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and to prevent further unauthorized disclosure or use.

(d)                     The Receiving Party acknowledges that:

(i)                         the Disclosing Party possesses and will continue to possess Confidential Information that has been created, discovered or developed by or on behalf of the Disclosing Party, or otherwise provided to the Disclosing Party by third parties, which information has commercial value and is not in the public domain;

(ii)                      unauthorized use or disclosure of Confidential Information is likely to cause injury not readily measurable in monetary damages, and therefore irreparable;

(iii)                   in the event of an unauthorized use or disclosure of Confidential Information, the Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by any court of competent jurisdiction;

(iv)                  subject to the rights expressly granted to the Receiving Party in this Agreement, (A) the Disclosing Party and its licensors retain all right, title and interest in and to the Confidential Information, including without limiting the generality of the foregoing, title to all Confidential Materials regardless of whether provided by or on behalf of the Disclosing Party or created by the Receiving Party, and (B) at no time during or after the Term (or the applicable Local Country Agreement Term) shall the Receiving Party have, and the Receiving Party hereby waives, any interest in or statutory or common law lien, claim or encumbrance on the Confidential Information of the Disclosing Party; and

(v)                     any disclosure by the subcontractors, agents, representatives, advisors, directors, officers, employees and Affiliates of the Receiving Party and, where applicable, their directors, officers and employees shall be deemed to be disclosure by the Receiving Party and the Receiving Party shall be liable for any such disclosure as if the Receiving Party had disclosed the Confidential Information.

8.3                                 Return/Destruction of Confidential Information

(a)                      Subject to the rights expressly granted to the Coors Recipients in this Agreement with respect to the EDS Providers’ Confidential Information, immediately upon the Disclosing Party’s request, and at the expiration or earlier termination of this Amended and Restated Global Master Services Agreement or a Local Country Agreement, as applicable, the Receiving Party shall unconditionally:

(i)                                     return all Confidential Materials, including, without limitation, all originals, copies, reproductions and summaries of Confidential Information; and

(ii)                                  destroy all copies of Confidential Information in its possession, power or control, which are present on magnetic media, optical disk, volatile memory or other storage device, in a manner that assures the Confidential Information is rendered unrecoverable.

Upon completion of those tasks an officer of the Receiving Party shall provide written confirmation to the Disclosing Party that the requirements of this Section have been complied with.

(b)                     The Disclosing Party may visit the Receiving Party’s premises, upon reasonable prior notice and during normal business hours, to review the Receiving Party’s compliance with the terms of this Section.

8.4                                 Nondisclosure Agreements

Each EDS Provider shall require each of its employees and each Subcontractor to be bound by a confidentiality agreement with confidentiality restrictions that are no less restrictive than those set forth herein.

8.5                                 Privacy Laws

(a)                      The Coors Recipients and EDS Providers acknowledge and agree that the Coors Recipients will be and remain the controller of the Coors Data for purposes of all applicable laws, regulations and codes of practice relating to data privacy, personal data, transborder data flow, human rights and data protection (collectively, the “Privacy Laws”), with rights to determine the purposes for which the Coors Data is processed, and nothing in this Agreement will restrict or limit in any way the Coors Recipients’ rights or obligations as owner and/or controller (or Affiliate of the owner and/or controller) of the Coors Data for such purposes.  As the controller of the Coors Data, Coors is directing the EDS Providers to process the Coors Data solely in accordance with the terms of this Agreement, including without limitation, terms relating to security, data retention, data disclosure and the instructions of the Coors Recipients’ authorized representatives given pursuant to, and in accordance with, the provisions of this Agreement (including the Change Control Procedures).  The EDS Providers shall assist any Coors Recipient with respect to subject access requests made pursuant to applicable Privacy Laws to the extent such EDS Provider can reasonably do so using the systems, Software, Equipment and personnel then being utilized to perform the Services.

(b)                     The Coors Recipients and EDS Providers also acknowledge and agree that the EDS Providers have certain responsibilities prescribed by applicable Privacy Laws as a processor of the Coors Data, and the EDS Providers hereby acknowledge and undertake to comply with such responsibilities to the extent required for full compliance therewith by processors of data and agrees that such responsibilities will be considered as a part of the Services to be provided by the EDS Providers under this Agreement; provided, however, that in the event that Privacy Laws to which the activities contemplated by this Agreement are subject are modified or new Privacy Laws that are applicable to such activities come into effect, the EDS Providers will work with the Coors Recipients in an effort to continue to comply with such Privacy Laws, as so modified or added, but to the extent that such modifications or additions expand the scope or increase the cost of the activities previously undertaken by the EDS Providers pursuant to this Section, the EDS Providers and Coors Recipients will address such modified or new Privacy Laws in accordance with the Change Control Procedure.

Article 9
CONTRACT MANAGEMENT

9.1                                 Project Executives

(a)                      On or before the Commencement Date, and from time to time thereafter, Coors and (subject to Section 6.3 (Key EDS Positions)) EDS shall each designate an individual as its project executive (the “Project Executive”).  EDS’ Project Executive shall be the executive account manager for the Coors account (including the accounts of the Coors Recipients which are parties to Local Country Agreements) and shall devote substantially full time and effort to the Coors account.  Coors’ Project Executive shall be authorized to act as the primary contact for all Coors Recipients with respect to all matters relating to this Agreement.   EDS’ Project Executive shall be authorized to act as the primary contact for all EDS Providers with respect to all matters relating to this Agreement.

9.2                                 Steering Committee

On or before the Commencement Date, the Parties shall form a joint committee (the “Steering Committee”), consisting of three (3) members selected from time to time by Coors and three (3) members selected from time to time by EDS.  On or before the Amendment Effective Date, the Parties shall expand the Steering Committee so that it consists of four (4) members selected by Coors and four (4) members selected by EDS.  The members of the Steering Committee, as it is expanded at the Amendment Effective Date, shall consist of (i) the Relationship Managers and the Contract Administrators from each of Coors and CBL, and (ii) the Client Delivery Executive and Program Manager from each of EDS and EDS-UK.  The Steering Committee shall meet monthly during the pendency of the completion of the Transition Services and the CBL Transition Services, and quarterly during all other parts of the Term (and the applicable Local Country Agreement Term).  The Steering Committee shall (i) review monthly performance reports for the period since its last meeting, (ii) review the overall performance of the EDS Providers in providing the Services, (iii) attempt to resolve any outstanding issues, (iv) discuss long-term strategies for ensuring the Coors Recipients receives the information technology services they require, and (v) such other matters as the Parties desire.

Upon the execution of any Local Country Agreement, the Parties shall determine whether it would be appropriate to expand the number of representatives of each Party on the Steering Committee, and if they mutually determine it is appropriate, agree upon the number of additional representatives of each Party to participate on the Steering Committee.

9.3                                 Use of Coors Facilities

(a)                      On the Commencement Date and continuing throughout the Term, Coors shall make available to EDS [*****] space in Coors’ facilities in Golden, Colorado, Memphis, Tennessee, and Shenandoah, Virginia, for use by Transferred Employees (or their respective replacements) and other EDS Personnel as reasonably necessary to provide the Services (excluding Services to be provided from the Data Center and/or the Sacramento Service Management Center and/or New Zealand).  In addition, beginning on the Amendment Effective Date and continuing through the remainder of the Term (or until such earlier time as the Local Country Agreement between CBL and EDS-UK is terminated), CBL shall make available to EDS and EDS-UK [*****] space in CBL’s facilities in Burton-on-Trent, England and Leeds, England, for use by Non-United States Transitioned Employees transitioned by CBL to EDS-UK (or their respective replacements) and other EDS Personnel as reasonably necessary to provide the Services (excluding Services to be provided from New Zealand or the United States).  For the avoidance of doubt, in the case of the [*****] space at Leeds, England such space shall be made available on a non-exclusive basis with CBL retaining the right to move such Non-United States Transitioned Employees transitioned by CBL to EDS-UK (or their respective replacements) and other EDS Personnel as permitted pursuant to this Section in such space to alternative space within the same building with reasonable advance notice. Each Coors Recipient shall determine in its reasonable discretion the space to be provided to such EDS Personnel; provided, that such space shall, if available, be comparable to the space provided to similarly situated Coors or CBL employees.  Each Coors Recipient shall also provide at each of the foregoing locations, [*****] (i) a staging area for deployment of desktop and notebook computers, and (ii) a secure storage area for storage of spare equipment used to provide the Services.  The EDS Providers shall not be required to [*****].  The Coors Recipients shall provide at their expense shared office equipment and services such as photocopiers, mail service, janitorial service, heat, light, and air conditioning as reasonably required by the EDS Personnel, to provide the Services, up to but not exceeding the level provided by the Coors Recipients for the Transferred Employees or Non-United States Transitioned Employees immediately before any applicable Effective Date.

(b)                     After the migration of the Services provided from the Golden Data Center on of the Commencement Date to EDS’ Sacramento Service Management Center, Coors shall also make available to EDS [*****] space at the appropriate Coors facility(ies) as is reasonably necessary to house equipment that was not moved as part of the migration to EDS’ Sacramento Service Management Center and is used to provide the Services.

(c)                      Each EDS Provider shall:  (i) use the space provided to such EDS Provider pursuant to this Section for the sole purpose of providing the Services; (ii) comply with the leases and other agreements applicable to such space, including, without limitation, the tenancy agreement entered into between EDS-UK and CBL pursuant to the Local Country Agreement between EDS-UK and CBL relating to the use of the data centre space within the CBL facilities in Burton-on-Trent, England (the “Tenancy Agreement”); (iii) comply with all policies and procedures governing access to and use of such space; and (iv) at the end of Term or on such earlier date that such EDS Provider ceases to use such space return such space to the appropriate Coors Recipient in the same condition it was in on the applicable Effective Date, ordinary wear and tear excepted.

9.4                                 Coors Office Space at Data Center

Each EDS Provider shall provide to Coors [*****] office space at any Data Center used to provide Services for the occasional use of the Coors Project Executive or his or her designees when visiting such Data Center.  The Coors Project Executive or his or her designees shall comply with all policies and procedures governing access to and use of such Data Centers and shall leave such space in the same condition it was in immediately before they used the space, ordinary wear and tear excepted.

9.5                                 Meetings

The Coors Recipients and EDS Providers shall hold the meetings set forth in Schedule 9.5 (or the applicable Schedule 9.5(LCA)) at the frequency set forth therein.  [*****]  An EDS Provider shall distribute an agenda sufficiently before each meeting to enable the participants to prepare for it.  An EDS Provider shall distribute minutes of each meeting within seven days after its conclusion, and the meeting participants shall sign such minutes once they have been approved.

9.6                                 Reports

EDS shall prepare and deliver to Coors the reports described in Attachment A-5 to Exhibit A by the respective deadlines specified elsewhere in this Agreement or, if not so specified, within five (5) Business Days after the end of each calendar month. Such reports shall be in such format and medium and shall include such information as Coors may reasonably request.

9.7                                 Procedures Manual

(a)                      Each EDS Provider shall, [*****] after the Effective Date applicable to it, deliver to Coors for review and comment a draft of a manual (each a “Procedures Manual”) describing in detail how such EDS Provider shall perform the Services to be performed by such EDS Provider, the Equipment and Software used to provide the Services, the documentation (such as operations manuals, user guides, and forms of Service Level reports and requests for approvals or information) which provides further information regarding the Services, and the interfaces between such EDS Provider and its corresponding Coors Recipient and Coors.  Such Procedures Manual shall describe the activities such EDS Provider proposes to undertake in order to provide the Services, including, where appropriate, those direction, supervision, monitoring, quality assurance, staffing, reporting, planning and oversight activities normally undertaken at facilities that provide services of the type such EDS Provider shall provide under this Agreement, and further including acceptance testing and quality assurance procedures approved by Coors.  Such EDS Provider shall incorporate any reasonable comments and suggestions made by Coors [*****] Coors’ receipt of such EDS Provider’s draft of its Procedures Manual and shall deliver a revised Procedures Manual to Coors [*****] after the Effective Date applicable to it.  Such EDS Provider’s final Procedures Manual shall be subject to Coors’ approval.  Notwithstanding the provisions of subsection (b) below, the timeframes in this subsection (a) shall also be applicable to the revisions of the EDS/Coors Procedures Manual necessary as a result of the execution of the Local Country Agreement between EDS-UK and CBL and the migration of the Coors Help Desk from the Sacramento Data Center to New Zealand.

(b)                     The EDS Providers shall update their respective Procedures Manuals throughout the Term (including, if necessary, within thirty (30) days following the execution by another EDS Provider of a Local Country Agreement) to reflect changes in the Services and the procedures and resources used to provide the Services (including, for purposes of clarity, any changes an EDS Provider is required to make to its provision of the Services as a result of another EDS Provider’s execution of a Local Country Agreement).  Each EDS Provider shall also update its Procedures Manual within thirty (30) days of its receipt of a request to do so from Coors, to address the matters identified in Coors’ request.  Updates to the Procedures Manuals shall also be provided to Coors for review, comment and approval.

(c)                      Each EDS Provider shall perform the Services in accordance with its then-existing Procedures Manual.  In the event of a conflict between the provisions of this Agreement and a Procedures Manual, the provisions of this Agreement shall control.

9.8                                 Technical Change Control

EDS Providers shall implement any changes in the technical environments and systems used to provide the Services in accordance with Section 2.3.10 of Exhibit A and with the applicable Procedures Manual.  Until an EDS Provider’s Procedures Manual is finalized (or updated as described in Section 9.7(b) above), such EDS Provider shall follow Coors’ or the applicable Coors Recipient’s existing procedures for the implementation of technical changes.  Notwithstanding anything to the contrary in any Procedures Manual or any Coors Recipient’s existing procedures:

(a)                      No EDS Provider shall make any change that would have a material effect on the Services (including, without limitation, changes in Equipment, Software and systems configurations, changes that would affect the remigration of the Services back to the Coors Recipients or to a third party service provider, system-architecture changes, or changes that would affect end users), Service Levels, the amounts payable to the EDS Providers under this Agreement or other costs and expenses of the Coors Recipients without Coors’ prior written consent, [*****].  Notwithstanding the foregoing, the EDS Providers may make temporary changes required by an emergency but shall, if reasonably practicable, contact appropriate Coors personnel to obtain prior approval.  The EDS Providers shall promptly document and report such emergency changes to Coors.

(b)                     The EDS Providers shall move programs from development and test environments to production environments in a controlled and documented manner, and shall not permit any changes to be introduced into such programs during such move without first obtaining Coors’ approval.

9.9                                 Contract Change Control

(a)                      From time to time during the Term, Coors or EDS may propose changes in or additions to the Services or other aspects of this Agreement.  Subject to clause (d) below, all such changes shall be implemented pursuant to the procedures set forth in this Section (the “Change Control Procedures”).

(b)                     If Coors desires to propose a change in or addition to the Services or other aspects of this Agreement (including any changes in or additions to the Services for which there is a Local Country Agreement), Coors shall deliver a written notice to the EDS Project Executive describing the proposal.  EDS shall respond to such proposal as promptly as reasonably possible by preparing [*****] and delivering to the Coors Project Executive a written document (a “Change Control Document”), indicating:  (i) the effect of the proposal, if any, on the amounts payable by the Coors Recipients hereunder (which effect shall be determined in the manner set forth in Section 12.4 (Charges Pursuant to Change Control Procedures)) and the manner in which such effect was calculated; (ii) the effect of the proposal, if any, on Service Levels; (iii) the anticipated time schedule for implementing the proposal; and (iv) any other information requested in the proposal or reasonably necessary for Coors to make an informed decision regarding the proposal, including, without limitation, the effect of the proposal on [*****] relating to their human resources, Equipment and Software.  If EDS desires to propose a change in or addition to the Services or other aspects of this Agreement, it may do so by preparing [*****] and delivering a Change Control Document to the Coors Project Executive.  A Change Control Document shall constitute an offer by EDS to implement the proposal described therein on the terms set forth therein, and shall be [*****].

(c)                      No change in or addition to the Services or any other aspect of this Agreement shall become effective without the written approval of both the Coors Project Executive and the EDS Project Executive.  If Coors elects to accept the offer set forth in the Change Control Document, as evidenced by the written approval of the Coors Project Executive, any changes in or additions to the Services described in the Change Control Document shall thereafter be deemed “Services,” any other changes described in the Change Control Document shall be deemed to have amended this Agreement, and the Parties shall agree on any further modifications to the Agreement required to reflect the Change Control Document.

(d)                     Routine changes made in the ordinary course of the EDS Providers’ provision of the Services that are performed within the then-existing chargeable resources used to provide the Services and that do not affect Service Levels (such as changes to operating protocols, schedules and Equipment configurations) shall be made [*****] Coors Recipients and shall be made and documented in accordance with the applicable Procedures Manual(s).

9.10                           [*****]

9.11                           Subcontracting

(a)                      No EDS Provider shall delegate or subcontract any of its obligations under this Agreement without the applicable Coors Recipient’s prior written consent, which may be withheld in such Coors Recipient’s sole discretion.  Notwithstanding the preceding sentence, but subject to clauses (c) and (d) below, the EDS Providers may, in the ordinary course of business: (i) enter into umbrella-type subcontracts (i.e., those that apply to Coors Recipients as well as other clients of the EDS Providers) with third parties to provide support services which will not cause such third parties to directly interact with Coors Recipients’ personnel or end users (such as umbrella software licenses, equipment purchase agreements, and agreements for janitorial or plumbing services); and (ii) subcontract with third parties to provide services that are specific to the Coors Recipients (including subcontracts which might cause such third parties to directly interact with the Coors Recipients’ personnel or end users) provided that each such subcontract (together with any related subcontracts) [*****].  Schedule 9.11 and any applicable Schedule 9.11(LCA) respectively list each EDS Provider subcontractor, for which a Coors Recipient’s approval would otherwise be required pursuant to this Section 9.11(a), that has been pre-approved by the applicable Coors Recipient as of the Commencement Date or as of an applicable Local Country Agreement Effective Date and the scope of services for which such approval has been granted.  All subcontracts that are Assigned Contracts or Local Country Assigned Contracts shall be deemed to be approved by the Coors Recipients.

(b)                     If an EDS Provider desires to delegate or subcontract any of its obligations under this Agreement in circumstances under which Coors’ approval is required pursuant to clause (a), it shall submit to Coors in writing a proposal specifying (i) the specific tasks which such EDS Provider proposes to subcontract, (ii) the reason for having a subcontractor perform such tasks instead of such EDS Provider, (iii) the identity and qualifications of the proposed subcontractor and (iv) any other information reasonably requested by Coors or relevant to Coors’ approval of the subcontractor.

(c)                      If an EDS Provider delegates or subcontracts any of its obligations under this Agreement (regardless of whether Coors’ prior written consent to such delegation or subcontracting is required pursuant to clause (a) of this Section 9.11), such EDS Provider shall include in such subcontract provisions (A) substantially similar to Article 8 (Confidentiality), Article 10 (Audits), Sections 18.3 through 18.8, inclusive (Dispute Resolution) and (B) any other provisions necessary for such EDS Provider to fulfill its obligations under this Agreement (including without limitation, the obligation and restrictions set forth in Sections 6.7, 6.8, 8.4 and clause (d) below).  With respect to any subcontract entered into on or after the Commencement Date, for which Coors’ consent is required pursuant to clause (a) of this Section 9.11, each EDS Provider shall, in addition to including the clauses identified in the preceding sentence, use commercially reasonable efforts to include in such subcontract a provision naming Coors as an intended third-party beneficiary of such subcontract.  In addition, no EDS Provider shall disclose any Coors Confidential Information to any subcontractor until such subcontractor has agreed in writing to assume the obligations described in Article 8 (Confidentiality).

(d)                     Coors may revoke approval of a subcontractor previously approved, or object to an EDS Providers’ use of a subcontractor for which Coors’ approval was not required pursuant to clause (a), if the subcontractor’s performance has been materially deficient, good faith doubt exists concerning the subcontractor’s ability to render future performance, or there have been material misrepresentations by or concerning the subcontractor.  Coors may, in its discretion, allow EDS up to thirty (30) days to convince Coors that such revocation or objection is unwarranted.  Upon such revocation or objection, the subcontracting EDS Provider shall remove such subcontractor from performing the Services.

(e)                      The EDS Providers shall remain liable for obligations performed by subcontractors to the same extent as if an EDS Provider’s employee had performed such obligations, and for purposes of this Agreement such work shall be deemed work performed by the EDS Providers.

(f)                        EDS acknowledges that it supports and recognizes the need to utilize small, small disadvantaged minority and/or women-owned business enterprises (“SDWBEs”) in the United States.  In support of such initiative within the United States, EDS as a corporation has set a goal of spending [*****] with SDWBEs.  EDS’ “Supplier Diversity Database” contains hundreds of certified SDWBEs, and EDS will use reasonable efforts to use these entities when appropriate as EDS Subcontractors to perform the Services in the United States.   In the United States, EDS uses national associations and councils, state and federal government agencies, and local chamber organizations to gain access to SDWBEs.  The EDS Supplier Diversity team is active in local, regional and national organizations. EDS also participates in trade shows, vendor fairs, and annual commemorative events.  EDS designs and facilitates classes, seminars and site visits to educate, share and enhance minority and women suppliers.  In furtherance of the foregoing goals and commitments, for Services performed by EDS in the United States, EDS shall comply with the “Coors Supplier Toolkit” attached hereto as Exhibit F including, without limitation, by submitting a report to the Coors Project Executive, in the form, and at the frequency specified in such Exhibit F.  If Coors notifies EDS that Coors believes that EDS’ use of minority-owned subcontractors is unreasonably low, the appropriate EDS officials shall meet with Coors to discuss the reasons for the low usage, and EDS shall develop and implement a plan reasonably anticipated to increase such usage in the United States as practicable given the nature and scope of the Services and the quality requirements of Coors.

Article 10
AUDITS

10.1                           Audit Rights

Each EDS Provider shall maintain at all times while this Article survives (as specified in Section 10.4 (Survival)) a complete audit trail of all financial and non-financial transactions under this Agreement for the preceding three (3) complete calendar years (or the preceding seven (7) calendar years for Services performed under the Local Country Agreement between EDS-UK and CBL) in accordance with good practice in its industry and generally accepted accounting principles, consistently applied.  The EDS Providers shall provide to the Coors Recipients, their internal and external auditors, inspectors, regulators and such other representatives as Coors may designate from time to time access at reasonable times and after reasonable notice (unless circumstances reasonably preclude such notice) to (i) the parts of any facility at which or from which an EDS Provider is providing the Services (subject to compliance with such EDS Provider’s safety and security policies), (ii) EDS Personnel providing the Services, and (iii) all relevant data and records relating to the Services, for the purpose of performing audits and inspections of the Coors Recipients and their business, to verify the integrity of the Coors Recipients’ data, to examine the systems that process, store, support and transmit that data, and to examine the EDS Providers’ charges and performance of the Services under this Agreement.  The foregoing audit rights shall include, without limitation, audits (A) of practices and procedures, (B) of systems, (C) of general controls and security practices and procedures, (D) of disaster recovery and backup procedures, (E) of the efficiency (in accordance with Section 9.10 [*****] of the EDS Providers in performing the Services, (F) of the EDS Providers charges under the Agreement and (G) necessary to enable the Coors Recipients and their Affiliates to meet applicable regulatory requirements.  The EDS Providers shall provide full cooperation to such auditors, inspectors, regulators and representatives, including the installation and operation of audit software.

10.2                           Payments

If an audit reveals that a EDS Provider has overcharged a Coors Recipient for Services during the audited period, such EDS Provider shall reimburse the applicable Coors Recipient for (i) such overpayment [*****].  Each EDS Provider shall pay such amount to the appropriate Coors Recipient within thirty (30) days after the Coors Recipient’s written request (which shall include the relevant portions of the audit report).

10.3                           EDS and External Audits

EDS shall promptly report to Coors any material issues or problems discovered by any EDS Provider as a result of any internal or external review or audit conducted by the EDS Providers or their Affiliates, or by their respective contractors, agents or representatives relating to this Agreement or the Services, including reports of corrective actions taken as a result of such review or audit.  EDS shall make available promptly to Coors each year upon request [*****] an external audit complying with SAS 70 Type II (or any successor standard approved by Coors) of the EDS Provider’s practices and procedures relating to its performance of the Services hereunder.

10.4                           Survival

This Article shall survive the expiration or earlier termination of the Term or any Local Country Agreement Term and shall continue to the third (3rd)  anniversary of the last day an EDS Provider provides any Termination Assistance.

Article 11
INSURANCE; RISK OF LOSS

11.1                           Required Insurance Coverages

Throughout the Term EDS shall maintain in force the following insurance coverages:

(a)                      Commercial General Liability Insurance, including Products/Completed Operations and Advertising Injury coverage, with a minimum combined single limit of Ten Million Dollars ($10,000,000) per occurrence;

(b)                     Worker’s Compensation Insurance, including occupational illness or disease coverage, disability insurance (or other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over EDS Personnel providing the Services) and Employer’s Liability Insurance with a minimum limit of One Million Dollars ($1,000,000) per employee by accident/ One Million Dollars ($1,000,000) per employee by disease/ One Million Dollars ($1,000,000) policy limit by disease;

(c)                      Professional Liability (Errors and Omissions Liability Insurance) in an amount of at least Ten Million Dollars ($10,000,000) per occurrence;

(d)                     Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles with a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage liability;

(e)                      “All Risk” Property Insurance, including, without limitation, coverage against damage by earthquake or flood, in an amount equal to the replacement value of the Equipment; and

(f)                        Crime Insurance (including Computer Fraud Insurance) in a minimum amount of Ten Million Dollars ($10,000,000) per loss.

11.2                           General Insurance Provisions

All insurance policies EDS is required to carry pursuant to this Article shall:  (i) be primary as to EDS’ negligence and non-contributing with respect to any other insurance or self-insurance Coors may maintain; (ii) for the policies described in Sections 11.1(a) and 11.1(d), name Coors, its Affiliates and their respective officers, directors and employees as additional insureds, as such parties’ interests may appear with respect to this Agreement; (iii) for the policies described in Sections 11.1(e) and 11.1(f), name Coors, its Affiliates and their respective officers, directors and employees as “Loss Payee;” (iv) be provided by reputable and financially responsible insurance carriers with a Best’s minimum rating of “A-” (or any future equivalent); and (v) require the insurer to notify Coors in writing at least thirty (30) days in advance of cancellation or material modification.  In addition, the insurance policies EDS is required to carry pursuant to clauses, 11.1(a), 11.1(b), 11.1(d), and 11.1(e) shall be endorsed to provide for a waiver of subrogation against Coors, its Affiliates and their respective officers, directors, employees, agents, successors and assigns.  EDS shall cause its insurers to issue to Coors on or before the Commencement Date and each policy renewal date certificates of insurance evidencing that the coverages and policy endorsements required by this Article are in effect.

11.3                           Risk of Loss

Each Coors Recipient and EDS Provider shall be responsible for risk of loss of, and damage to, any Equipment, Software or other materials in its possession or under its control.

Article 12
CHARGES

12.1                           Charges in Exhibit C

(a)                      Subject to the other provisions of this Agreement, each Coors Recipient shall pay to its counterpart EDS Provider the amounts set forth in Exhibit C applicable to Services performed for such Coors Recipient as payment in full for the Services and all other obligations performed by the EDS Providers during the Term (or the Local Country Agreement Term, as applicable).    The Local Country Agreements shall provide for invoicing by each EDS Provider and payment by the corresponding Coors Recipient in local currency for Services performed for such Coors Recipient.

(b)                     Except as otherwise expressly set forth in this Agreement, the Coors Recipients shall not be obligated to pay any amounts to the EDS Providers for their performance of the Services and their other obligations under this Agreement other than the amounts set forth in Exhibit C.  Without limiting the foregoing, the Coors Recipients shall not be required to [*****] provided, however, that the Coors Recipients acknowledge that the EDS Providers’ personnel rates do not include [*****].  If the Term or any Local Country Agreement Term, as applicable, is extended pursuant to Sections 2.2 or 17.6, the amounts and terms set forth in Exhibit C and in this Agreement for the calendar year ending December 31, 2010 shall continue to apply during the extension period(s) except as provided in Schedule 17.2.  Throughout the Term (or Local Country Agreement Term, as applicable), and consistent with their other obligations pursuant to this Agreement, the EDS Providers shall use commercially reasonable efforts to perform the Services in a manner which [*****] to the Coors Recipients, including without limitation through the efficient use of resources.

12.2                           Managed and Pass-Through Expenses

(a)                      Each EDS Provider shall promptly (i) review for accuracy any third party invoice for any Managed Expenses, (ii) use commercially reasonable efforts to resolve with the invoicing third-party any discrepancy or inaccuracy in such invoice, and (iii) send the original third party invoice (together with all relevant information regarding any disputed items on such invoice) to the Coors Project Executive (or his or her designee for a Local Country Agreement) not less than ten (10) Business Days prior to the date such invoice is payable; provided, that voice and telecommunications invoices shall be sent directly to the applicable Coors Recipient by the invoicing party and the EDS Providers shall not have the responsibilities set forth in clauses (i), (ii) and (iii) above with respect thereto.  Notwithstanding the foregoing sentence, if (A) an EDS Provider receives such invoice from the invoicing third party within such ten (10) Business Day period, or (B) an EDS Provider’s compliance with clause (iii) above will not afford it sufficient time to comply with clauses (i) and (ii) above, such EDS Provider shall immediately upon receipt forward a copy of such invoice to the Coors Project Executive (or his or her designee for a Local Country Agreement) via facsimile with a clear notation stating that the invoice has not yet been reviewed by such EDS Provider, and such EDS Provider shall promptly thereafter perform the functions described in clauses (i) and (ii) above.  [*****]  Each EDS Provider shall use commercially reasonable efforts to minimize the amount of Managed Expenses.  Coors shall have the right, in its sole discretion to revise, terminate or replace any contract resulting in Managed Expenses, [*****] provided, however, that any revision, termination or replacement of any Third Party Contract identified as a “Managed Contract” on Schedules 5.3(a)(i) or 5.3(a)(ii) (or a Schedule 5.3(a)(i) (LCA) or Schedule 5.3(a)(ii) (LCA)) shall be subject to the Change Control Procedures specified in Section 12.4

(b)                     Each EDS Provider shall review for accuracy the third party invoice for any Pass-Through Expenses and shall pay when due to such third party all valid amounts set forth on such invoice.  Such EDS Provider shall include the amount of such payment on its next invoice to its corresponding Coors Recipient and shall include with such invoice a copy of the third party invoice.  [*****]  Each EDS Provider shall use commercially reasonable efforts to minimize the amount of Pass-Through Expenses.  With respect to materials or services paid for on a Pass-Through Expenses basis, each Coors Recipient shall have the right to:  (i) obtain such materials or services directly from a third party, (ii) designate the third party source for such materials or services; (iii) designate the particular materials or services its corresponding EDS Provider shall obtain; (iv) require its corresponding EDS Provider to identify and consider multiple sources for such materials or services; and (v) review and approve the Pass-Through Expenses for such materials or services before its corresponding EDS Provider enters into a subcontract for such materials or services.  No Coors Recipient shall require any EDS Provider to incur obligations for Pass-Through Expenses beyond the then-remaining portion of the Term (or Local Country Agreement Term, as applicable).

12.3                           Taxes

(a) [*****]

(b) [*****]

(c) [*****]

(d) [*****]

(e)          The Coors Recipients and EDS Providers shall cooperate with each other to enable each of them to determine accurately their respective tax liabilities and to reduce such liabilities to the extent permitted by law.  [*****]

(f)            At Coors’ request, where permissible by the applicable taxing authority, audits of the taxes payable by Coors in the United States pursuant to this Agreement shall be handled as part of EDS’ U.S. state and local sales and use tax audits.

(g)         [*****]

(h)         [*****]

12.4                           Charges Pursuant to Change Control Procedures

(a)                      If either Coors or EDS proposes a change in or addition to the Services pursuant to the Change Control Procedures, the price for such change or addition shall be determined in the manner set forth in this Section.

(b)                     To the extent the proposed change or addition can be accommodated within the existing level of chargeable resources then being used by the EDS Providers to provide the Services and without degradation to existing Service Levels (unless otherwise agreed by Coors in writing), [*****]

(c)                      To the extent the proposed change or addition will require the addition or subtraction of resources for which a pricing metric exists under this Agreement, the resulting change to the charges payable by the Coors Recipients hereunder shall, subject to Section 2 of Exhibit C (Minimum Revenue Commitment) and Section 12.5 (Significant Events), be calculated in accordance with that pricing metric.

(d)                     To the extent the proposed changes or additional Services are not subject to clauses (b) or (c) above, [*****].

12.5                           Significant Events

(a)                      The charges provided for in this Article and Exhibit C and the [*****] provided for in Schedule 17.2 [*****] and any affected Schedules 17.2(LCA) shall be equitably adjusted in the manner described in this Section if a “Significant Event” occurs.  A Significant Event shall mean [*****].

(b)                     If Coors notifies EDS of the occurrence of a Significant Event (which notice shall be accompanied by an explanation by Coors of the basis for its determination of such occurrence), the relevant Baseline Resource Levels for the affected Coors Recipients (as defined in Exhibit C) [*****] the anticipated resource usage during the remainder of the Term (or Local Country Agreement Term, as applicable) in the following manner:

(i)                                     [*****]

(ii)                                  [*****]

(iii)                               [*****]

(c)                      [*****]

(d)                     [*****]

12.6                           Recordkeeping

The EDS Providers shall maintain complete and accurate records of, and supporting documentation for, the amounts billed to and payments made by the Coors Recipients under this Agreement [*****].  The EDS Providers shall retain such records in accordance with their respective Coors Recipient’s record retention policy in effect from time to time.  A copy of Coors records retention policy in effect on the Commencement Date is attached hereto as Schedule 12.6.  A copy of CBL’s records retention policy as of the Amendment Effective Date is attached hereto as Schedule 12.6(LCA-UK).  Each EDS Provider shall provide Coors, at Coors’ request, with paper and electronic copies of documents and information reasonably necessary to verify the EDS Providers’ compliance with this Agreement.  Coors and its authorized agents and representatives shall have access to such records for audit purposes during normal business hours during the Term (or Local Country Agreement Term, as applicable) and thereafter for the period during which the EDS Providers are required to maintain such records.

12.7                           Coors/CBL Payments

(a)                                  On the Commencement Date Coors shall pay to EDS, by wire transfer, the [*****].

(b)                                 On the Amendment Effective Date, CBL shall pay to EDS-UK, by wire transfer, [*****].

(c)                                  On the first anniversary of the Amendment Effective Date, CBL shall pay to EDS-UK, by wire transfer, [*****].

(d)                                 On the Amendment Effective Date, Coors shall pay to EDS, by wire transfer, [*****].

(e)                                  On the first anniversary of the Amendment Effective Date, Coors shall pay to EDS, by wire transfer, [*****].

12.8                           Hyperinflation Protection

(a)                      As used in this Section 12.8, the following terms shall have the indicated meanings:

(i)                                     “Blended COLA Percentage Change” means, for each anniversary of the Commencement Date, a percentage equal to the sum of (A) the product of (1) 66.6% and (2) the ECI Percentage Change for that anniversary of the Commencement Date, and (B) the product of (1) 33.3%, and (2) the CPI Percentage Change for that anniversary of the Commencement Date.

(ii)                                  “COLA Adjustable Charges” means the Monthly Baseline Charges applicable to Coors (excluding the Coors Monthly Current Asset Payments), ARC/RRC rates applicable to Coors, and personnel rates specified in Exhibit C applicable to Coors.

(iii)                               “CBL Adjustable Charges” means the Monthly Baseline Charges applicable to CBL (excluding the CBL Monthly Current Asset Payments), ARC/RRC rates applicable to CBL, and personnel rates specified in Exhibit C applicable to CBL.

(iv)                              “CBL Base Index” means the CBL Index from the immediately prior anniversary of the Amendment Effective Date (or, for the first anniversary, the CBL Index most recently published as of the Amendment Effective Date).

(v)                                 “CBL Current Index” means the most recently published CBL Index as of any anniversary of the Amendment Effective Date.

(vi)                              “CBL Percentage Change” means, for each anniversary of the Amendment Effective Date, the percentage by which the CBL Current Index on that anniversary exceeds the CBL Base Index for that anniversary of the Amendment Effective Date.

(vii)                           “CBL Index” means the Retail Price Index, the UK’s main domestic measure of inflation as published by the Office for National Statistics (January 1987 = 100). .

(viii)                        “CPI Base Index” means the CPI Current Index from the immediately prior anniversary of the Commencement Date (or, for the first anniversary, the CPI Index most recently published as of the Commencement Date).

(ix)                                “CPI Current Index” means the most recently published CPI Index as of any anniversary of the Commencement Date.

(x)                                   “CPI Percentage Change” means, for each anniversary of the Commencement Date, the percentage by which the CPI Current Index on that anniversary exceeds the CPI Base Index for that anniversary of the Commencement Date.

(xi)                                “CPI Index” means the Consumer Price Index for All Urban Consumers, U.S. City Average, 1982-84=100, as published by the Bureau of Labor Statistics.

(xii)                             “ECI Base Index” means the ECI Current Index from the immediately prior anniversary of the Commencement Date (or, for the first anniversary, the ECI Index most recently published as of the Commencement Date).

(xiii)                          “ECI Current Index” means the most recently published ECI Index as of any anniversary of the Commencement Date.

(xiv)                         “ECI Index” means the Employment Cost Index for Total Compensation for Private Industry, All Workers (Not Seasonally Adjusted), June 1989 = 100, as published by the Bureau of Labor Statistics.

(xv)                            “ECI Percentage Change” means, for each anniversary of the Commencement Date, the percentage by which the ECI Current Index on that anniversary exceeds the ECI Base Index for that anniversary of the Commencement Date.

(b)                     [*****]

(c)                      [*****]

12.9                           Gainsharing

(a)                      In the event either Party proposes a change to the way Services are provided hereunder or requests new services and (i) such change or new services results in a readily quantifiable out-of-pocket savings in cost to the Coors Recipients, and (ii) the cost of such change or new services is shared by the Coors Recipients and the EDS Providers, the [*****].

(b)                     A Coors Recipient may request that the EDS Providers provide personnel resources for new or changed Services implemented pursuant to the Change Control Procedures on [*****].  In such event, if an EDS Provider is able to perform such new or changed Services using less than the agreed upon [*****].

12.10                     Monthly Current Asset Payments.

(a)                      During each of the first thirty (30) months during the Term, Coors shall pay to EDS the amount described as the “Coors Monthly Current Asset Payment” in Exhibit C-3 (the “Coors Monthly Current Asset Payment”).  The first Coors Monthly Current Asset Payment shall be invoiced by EDS on the Commencement Date, and subsequent Coors Monthly Current Asset Payments shall be invoiced on the first Business Day of each of the twenty-nine (29) months thereafter.  Each Coors Monthly Current Asset Payment shall be due and payable by Coors to EDS (or, at EDS’ direction, directly to EDS’ lessor of the Coors Transferred Equipment) thirty (30) days after it is invoiced.

(b)                     During each of the first thirty (30) months following the Amendment Effective Date, CBL shall pay to EDS-UK the amount described as the “CBL Monthly Current Asset Payment” in Exhibit C-3 (the “CBL Monthly Current Asset Payment”).  The first CBL Monthly Current Asset Payment shall be invoiced by EDS-UK on the Amendment Effective Date, and subsequent CBL Monthly Current Asset Payments shall be invoiced on the first

Business Day of each of the twenty nine (29) months thereafter.  Each CBL Monthly Current Asset Payment shall be due and payable by CBL to EDS-UK (or, at EDS-UK’s direction, directly to EDS-UK’s lessor of the CBL Transferred Equipment) thirty (30) days after it is invoiced.

(c)                      The Monthly Current Asset Payments [*****] to Section 13.5 [*****] , nor shall the Monthly Current Asset Payments be subject to adjustment pursuant to Section 9.10 [*****] or Section 12.5  (Significant Events).  Disposition of the Transferred Assets upon the expiration or any termination of this Agreement is addressed in Section 17.9 (Purchase of Equipment). In the event CBL fails to pay EDS-UK a CBL Monthly Current Asset Payment for any reason, [*****].

Article 13
INVOICING AND PAYMENT

13.1                           Invoices

(a)                                  EDS shall issue to Coors, [*****].  Each invoice shall separately state charges for each category of Service [*****], if any, and shall otherwise be in such detail as Coors may reasonably request for its internal accounting needs (including, without limitation, the chargeback information described in Section 5.5.3.6 of Exhibit A).  Each invoice shall include any calculations used to establish the charges.

(b)                                 Each EDS Provider that is a party to a Local Country Agreement shall issue to the Coors Recipient for that Local Country Agreement, [*****], if any, and shall otherwise be in such detail as such Coors Recipient may reasonably request for its internal accounting needs.  Each invoice shall include any calculations used to establish the charges.

(c)                                  EDS shall deliver each Coors invoice to the Coors Project Executive.  Invoices under a Local Country Agreement shall be delivered by the applicable EDS Provider to the Local

Country Agreement designee of the Coors Project Executive, with a copy to the Project Executive.  Additionally, together with each invoice delivered to Coors for Services provided to Coors, EDS shall deliver to the Coors Project Executive a consolidated invoice, [*****].

13.2                           Payment; Late Charges

(a)                      Subject to Section 13.5 [*****],  any amount due by a Coors Recipient or an EDS Provider under this Agreement for which a payment date is not otherwise specified, including, without limitation, each invoice delivered to Coors or another Coors Recipient pursuant to Section 13.1 for Services provided to Coors or another Coors Recipient, [*****] such invoice is received by the Coors Project Executive (or another Coors Recipient pursuant to Section 13.1, or an EDS Provider other than EDS, the designee of the the EDS Project Executive).

(b)                     Unless otherwise expressly provided in this Agreement, to the extent that a Coors Recipient is entitled to a credit pursuant to this Agreement, the corresponding EDS Provider shall provide such Coors Recipient [*****].

(c)                      Any amount owed by a Coors Recipient to an EDS Provider or by an EDS Provider to a Coors Recipient and not paid or credited when due shall [*****].  The Coors Recipients and EDS Providers agree that [*****].

13.3                           Proration

All periodic charges under this Agreement ([*****]) shall be computed [*****].

13.4                           Refunds

If any Coors Recipient or EDS Provider should receive a refund, credit or other rebate for goods or services paid for by its corresponding EDS Provider or Coors Recipient, the recipient of such refund, credit or rebate shall promptly notify the corresponding party and shall pay such amount to such other party (or, if applicable, provide a credit on the next delivered invoice) within thirty (30) days after receipt thereof.

13.5                           [*****]

(a)                      Each Coors Recipient and EDS Provider shall pay when due, [*****] any undisputed amounts owed to a corresponding party pursuant to the terms of this Agreement; [*****].

(b)                     [*****] amount otherwise payable to an EDS Provider, such Coors Recipient shall notify the applicable EDS Provider on or prior to the date the payment would have otherwise been due of [*****].

Article 14
CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1                           Mutual Representations and Warranties

(a)                      Each Party represents and warrants that, as of the Commencement Date:

(i)                                     It is a corporation duly incorporated (or, in the case of EDS, it is a limited liability company duly organized), validly existing and in good standing under the laws of the state in which it is incorporated (or, in the case of EDS, organized), and is good standing in each other jurisdiction where the failure to be in good standing would have a material adverse affect on its business or its ability to perform its obligations under this Agreement.

(ii)                                  It has all necessary company power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement.

(iii)                               It has all necessary company power and authority to enter into this Amended and Restated Global Master Services Agreement and to perform its obligations hereunder, and the execution and delivery of this Amended and Restated Global Master Services Agreement and the consummation of the transactions contemplated by this Amended and Restated Global Master Services Agreement have been duly authorized by all necessary company actions on its part.

(iv)                              This Amended and Restated Global Master Services Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject only to the effect of bankruptcy laws or equitable relief which a court may grant.

(v)                                 It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of this Amended and Restated Global Master Services Agreement or consummation of the transactions contemplated by this Amended and Restated Global Master Services Agreement, excluding only (with respect to Coors) any Third Party Consents required for the assignment by Coors to EDS of Third Party Contracts or the grant by Coors to EDS of access to and use of Third Party Contracts.

(b)                     Coors represents and warrants with respect to CBL, and EDS represents and warrants with respect to EDS-UK, that as of the Amendment Effective Date:

(i)                                     It is a corporation duly incorporated, validly existing and in good standing under the laws of the state or country in which it is incorporated, and is good standing in each other jurisdiction where the failure to be in good standing would have a material adverse affect on its business or its ability to perform its obligations under this Agreement.

(ii)                                  It has all necessary company power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement.

(iii)                               It has all necessary company power and authority to enter into the Local Country Agreement and to perform its obligations under such agreement, and the execution and delivery of such agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary company actions on its part.

(iv)                              The Local Country Agreement to which it is a party constitutes the legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms, subject only to the effect of bankruptcy laws or equitable relief which a court may grant.

(v)                                 It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of the Local Country Agreement to which it is a party or consummation of the transactions contemplated by such agreement, excluding only (with respect to CBL) any Third Party Consents required for the assignment by CBL to EDS-UK of Third Party Contracts or the grant by CBL to EDS-UK of access to and use of Third Party Contracts.

14.2                           Coors Representations and Warranties

(a)          Coors represents and warrants to EDS that, as of the Commencement Date:

(i)                                     Coors or its Affiliates own the Coors Transferred Equipment free and clear of all liens, mortgages, pledges and security interests, and each has the right to transfer the Coors Transferred Equipment owned by it to EDS.

(ii)                                  To the actual knowledge of the Coors manager with direct operational responsibility for administering the Third Party Contracts to which Coors is a party as of the Commencement Date: (i) each such Third Party Contract existing on the Commencement Date is in full force and effect, and (ii) there is no material default under any such Third Party Contract by Coors or the other parties thereto.

(iii)                               To the actual knowledge of the Coors property manager with direct operational responsibility for the Golden Data Center:  (i) the Golden Data Center Lease is in full force and effect, and (ii) there is no material default under the Golden Data Center Lease by Coors or the lessor thereunder.

(iv)                              It has as of the Commencement Date, and shall have throughout the Term, the right and authority to use the Coors Software and to grant to EDS the licenses to Coors Software and other Coors Intellectual Property described in this Agreement, and that the use of such Coors Software and other Coors Intellectual Property does not and will not infringe upon the proprietary rights of any third party.

(b)                     Coors represents and warrants to EDS that, as of the Amendment Effective Date:

(i)                                     CBL or its Affiliates own the CBL Transferred Equipment free and clear of all liens, mortgages, pledges and security interests, and each has the right to transfer the CBL Transferred Equipment owned by it to EDS-UK.

(ii)                                  To the actual knowledge of the CBL manager with direct operational responsibility for administering the Third Party Contracts to which CBL is a party as of the Amendment Effective Date: (i) each such Third Party Contract existing on the Amendment Effective Date is in full force and effect, and (ii) there is no material default under any such Third Party Contract by CBL or the other parties thereto.

(iii)                               CBL has as of the Amendment Effective Date, and shall have throughout the remainder of the Term, the right and authority to use the Coors Software and to grant to the EDS Providers the licenses to Coors Software and other Coors Intellectual Property described in this Agreement, and that the use of such Coors Software and other Coors Intellectual Property does not and will not infringe upon the proprietary rights of any third party.

14.3                           EDS Representations and Warranties

EDS represents and warrants to Coors that:

(a)                      As of the Commencement Date and the Amendment Effective Date, it has not violated any applicable laws or regulations or any Coors policies regarding the offering of unlawful inducements in connection with this Agreement.

(b)                     As of the Commencement Date and the Amendment Effective Date, EDS-UK has not violated any applicable laws or regulations or any Coors or CBL policies regarding the offering of unlawful inducements in connection with this Agreement.

(c)                      As of the Commencement Date and the Amendment Effective Date, it is appropriately skilled, experienced and trained to perform the Services to be performed by it.

(d)                     As of the Amendment Effective Date, EDS-UK is appropriately skilled, experienced and trained to perform the Services to be performed by EDS-UK.

(e)                      It has as of the Commencement Date, and shall have throughout the Term, the right and authority to use the EDS Software to provide Services and to grant the licenses to EDS Software and other EDS Intellectual Property described in this Agreement, and that the use of such EDS Software and other EDS Intellectual Property does not and will not infringe upon the proprietary rights of any third party.

(f)                        EDS-UK has as of the Amendment Effective Date, and shall have throughout the remainder of the Term, the right and authority to use the EDS Software to provide Services and to grant the licenses to EDS Software and other EDS Intellectual Property described in this Agreement, and that the use of such EDS Software and other EDS Intellectual Property does not and will not infringe upon the proprietary rights of any third party.

14.4                           Mutual Covenants

(a)                      Each Coors Recipient and EDS Provider shall perform its obligations under this Agreement in compliance with all applicable laws, rules, regulations, ordinances, treaties and orders.  The EDS Providers shall obtain all permits, certificates, approvals, and inspections required in connection with the provision of the Services.  Each Party will be responsible for making any reasonable accommodation required under the Americans with Disabilities Act with respect to the facilities that it owns or leases in the United States.

(b)                     Whenever this Agreement requires or contemplates any action, consent or approval, each Coors Recipient and EDS Provider shall act reasonably and in good faith and

(unless the Agreement expressly allows exercise of a party’s sole discretion) shall not unreasonably withhold or delay such action, consent or approval.

14.5                           EDS Covenants

The EDS Providers shall cooperate with the Coors Recipients’ third party auditors, contractors and service providers, provided that such third parties comply with the EDS Providers’ reasonable security and confidentiality requirements and, to the extent the third parties are performing work on EDS Provider-owned, -licensed or -leased Software or Equipment, comply with the EDS Provider’s reasonable work standards, methodologies and procedures.

Article 15
INDEMNIFICATION

15.1                           [*****]

15.2                           [*****]

[*****]

15.3                           [*****]

15.4                           [*****]

15.5                           [*****]

Article 16
LIMITATIONS ON LIABILITY

16.1                           General Intent

[*****]

16.2

(a)                      [*****]

(b)                     [*****]

16.3                           [*****]

(a)                      [*****]

(b)                     [*****]

(c)                      [*****]

16.4                           Force Majeure

(a)                      [*****]

(b)                     [*****]

(c)                      [*****]

(ii)                      [*****]

(d)                     [*****]

16.5         [*****]

16.6                           [*****]

Article 17
TERMINATION

17.1                           [*****]

(a)                      [*****]

(b)                     [*****]

(c)                      [*****]

(d)                     [*****]

(e)                      [*****]

17.2                           [*****]

(a)                      [*****]

(b)                     [*****]

17.3                           [*****]

17.4                           [*****]

Either Party shall have the option, but not the obligation, to terminate this Agreement in its entirety without payment of a termination fee if the other Party (i) becomes insolvent or is unable to meet its debts as they mature, (ii) files a voluntary petition in bankruptcy or seeks reorganization or to effect a plan or other arrangement with creditors, (iii) files an answer or other pleading admitting, or fails to deny or contest, the material allegations of an involuntary petition filed against it pursuant to any act of Congress relating to bankruptcy, arrangement or reorganization, (iv) shall be adjudicated a bankrupt or shall make an assignment for the benefit of its creditors generally, (v) shall apply for, consent to or acquiesce in the appointment of any receiver, or trustee for all or a substantial part of its property, or (vi) any such receiver, or trustee shall be appointed and shall not be discharged within thirty (30) days after the date of such appointment.   EDS shall have the option, but not the obligation, to cause an EDS Provider, and Coors shall have the option, but not the obligation, to cause a Coors Recipient, to terminate its applicable Local Country Agreement in its entirety without payment of a termination fee if the other party to such Local Country Agreement (i) becomes insolvent or is unable to meet its debts as they mature, (ii) files a voluntary petition in bankruptcy or seeks reorganization or to effect a plan or other arrangement with creditors, or passes a resolution for its winding up, or if a court of competent jurisdiction makes an order for the winding up or dissolution of the other party to a Local Country Agreement, (iii) files an answer or other pleading admitting, or fails to deny or contest, the material allegations of an involuntary petition filed against it pursuant to any act of Congress or local law relating to bankruptcy, insolvency, arrangement or reorganization, (iv) shall be adjudicated a bankrupt or shall make an assignment for the benefit of its creditors generally, (v) shall apply for, consent to or acquiesce in the appointment of any receiver, administrative receiver or trustee for all or a substantial part of its property, or (vi) any such receiver, trustee or administrative receiver shall be appointed and shall not be discharged within thirty (30) days after the date of such appointment.   A Party (or a party to a Local Country Agreement) may exercise its termination option pursuant to this Section by delivering to the other Party (or its corresponding party in the case of the termination of a Local Country Agreement) written notice of such termination identifying the termination date.  Notwithstanding the foregoing, no EDS Provider shall have the right to terminate this Agreement or a Local Country Agreement as permitted by this Section if the Coors Recipients continue to pay pursuant to this Agreement for Services during the pendency of any such bankruptcy, insolvency or such other specified event.

17.5                           [*****]

17.6                           Extension of Expiration/Termination Effective Date

(a)                      Coors may, at its option, extend the expiration date of the Term or the termination date of the Term (regardless of whether the Agreement has been terminated by Coors or EDS), or the expiration date or termination date of any Local Country Agreement Term one or more times by delivering written notice of such extension to EDS at least thirty (30) days before such expiration date or termination date (as such expiration date or termination date may have been extended pursuant to the previous exercise of such extension option one or more times); provided, however, that:

(i)                                     Coors may also extend the expiration date or termination date (as it may have been extended pursuant to the previous exercise of the option granted by this Section) without providing at least thirty (30) days written notice if Coors indicates to EDS in good faith that Coors requires such extension because any Coors Recipients’ transition to a new outsourcer or to providing the Services internally has been delayed; and

(ii)                                  the total of all extensions pursuant to this Section shall not exceed eighteen (18) months; and

(iii)                               the total length of the Term or any Local Country Agreement Term, including any extensions pursuant to this Section shall not extend beyond December 31, 2012.

(b)         This Agreement shall continue to govern the performance of all Services during such extension period(s), except that if the Agreement was terminated by EDS for a Coors

Recipient(s) nonpayment pursuant to Section 17.1(d)(i) [*****].

(c)                      [*****]

17.7                           Effect of Termination

Termination of this Agreement, any Local Country Agreement or any Service Towers for any reason under this Article shall not affect (i) any liabilities or obligations of any Coors Recipient or EDS Provider arising before such termination or out of the events causing such termination or (ii) any damages or other remedies to which a an EDS Provider or Coors Recipient may be entitled under this Agreement, at law or in equity arising from any breaches of such liabilities or obligations.

17.8                           Expiration/Termination Assistance

(a)                      Commencing one (1) year before the expiration of the Term or, if applicable, upon delivery of a termination notice by Coors or EDS pursuant to this Article 17 (Termination), and continuing until six (6) months after the expiration of the Term or, if applicable, six (6) months after the termination date of this Agreement or a Local Country Agreement (as such expiration date or termination date may be extended pursuant to Section 17.6 (Extension of Expiration/Termination Effective Date)), the EDS Providers shall provide to the Coors Recipients and/or Coors’ designee the assistance reasonably requested by Coors to facilitate the orderly transfer of the Services to the Coors Recipients or to Coors’ designee, including, without limitation, the assistance described in Exhibit D (or any applicable Exhibit D(LCA)) (collectively, “Termination Assistance”).  This Agreement shall continue to govern the performance of all such Termination Assistance before or after the expiration or termination of the Term; provided, however, that:

(i)                                     [*****] for any Termination Assistance rendered before or on the expiration date of the Term or a Local Country Agreement Term or, if applicable, the termination date (as such expiration date or termination date may be extended pursuant to Section 17.6 (Extension of Expiration/Termination Effective Date)), but the Coors Recipients [*****].

(ii)                                  after such expiration date or termination date (unless extended pursuant to Section 17.6), the EDS Providers shall have no obligation to continue performing Services other than the Termination Assistance unless mutually agreed by the Parties.  In the event that Coors requests that the EDS Providers perform Termination Assistance after such expiration date or termination date, the Coors Recipients receiving such assistance shall pay the EDS Providers providing such assistance for:

(A)      [*****]

(B)        [*****]

(iii)                               [*****]

(b)                     The EDS Providers shall provide Coors and its auditors upon request the information used by the EDS Providers to determine their charges pursuant to clause (a) above.  If Coors’ auditors determine that the amounts charged by the EDS Providers did not coply with such clause, such EDS Providers [*****].

(c)                      Each EDS Provider acknowledges that,  [*****].

17.9                           Purchase of Equipment

(a)          [*****]

(b)         [*****]

(c)          [*****]

(d)         [*****]

(e)          [*****]

(f)            [*****]

17.10                     EDS Software License

Upon expiration or earlier termination of the Term (or the Local Country Agreement Term, as applicable), the EDS Providers shall grant to the Coors Recipients or to Coors’ designee (for the internal use of the Coors Recipients and their Affiliates and the other entities described in Section 3.4) a [*****] license to use, copy, maintain, modify, enhance and create derivative works of EDS Software used to provide the Services at the end of the Term, and EDS shall maintain, modify and update such EDS Software on reasonable terms and conditions no less favorable than those offered to other EDS customers.  If for any reason any such EDS Software is not available to the Coors Recipients or such Coors’ designee or cannot be licensed to the Coors Recipients or such Coors’ designee at the expiration or earlier termination of the Term, EDS shall procure [*****] license for substitute Software with substantially equivalent functionality, [*****].

17.11                     Third Party Contracts

Upon expiration or earlier termination of the Term or any Local Country Agreement Term, each EDS Provider shall, at Coors’ request, and to the extent permitted by the applicable Third Party Contract and any applicable Third Party Consent, assign to the appropriate Coors Recipient(s) or to Coors’ designee any Third Party Software Licenses (excluding EDS licenses also used to provide services to other EDS customers) and any Third Party Service Contracts (excluding EDS agreements also used to provide services to other EDS customers) used to provide goods or Services at the end of the Term or such Local Country Agreement Term.  Each EDS Provider shall use commercially reasonable efforts to obtain any necessary third party consents to such assignment.  Each Coors Recipient shall [*****] in order to obtain the third party’s consent to such assignment to such Coors Recipient.  Concurrently with such assignment, each Coors Recipient shall deliver to the assigning EDS Provider [*****] pursuant to such Third Party Software Licenses and Third Party Services Contracts attributable to the period after such assignment.  If any of the Third Party Contracts reassigned to a Coors Recipient are Third Party Contracts listed on Schedule 5.3(c) or Schedule 5.3(c) (LCA-UK), the assigning EDS Provider shall also assign to the Coors Recipient, [*****] any remaining portion of the prepayments listed on such Schedule, concurrently with such reassignment.

17.12                     Offers to EDS Employees

[*****]

17.13                     Return of Confidential Information

Immediately upon termination or expiration of the Term (or the Local Country Agreement Term, as applicable), or otherwise at Coors’ request, the EDS Providers shall unconditionally return to the Coors Recipients all of Coors’ Confidential Information, including, without limitation, Coors Data, Coors Software, and Third Party Software licensed to Coors Recipients, in each case in the form maintained by the EDS Providers or as otherwise reasonably requested by Coors.  No EDS Provider shall have any right to retain, encrypt, corrupt or destroy any of Coors’ Confidential Information, and each EDS Provider hereby waives any and all statutory or common law liens, claims of lien or similar rights, remedies or encumbrances that may now or hereafter exist and might limit or condition such EDS Provider’s obligations under this Section.

Article 18
DISPUTE RESOLUTION

18.1                           General

Any dispute or controversy between the Coors Recipients and EDS Providers with respect to the interpretation or application of any provision of this Agreement (including any provision of any Local Country Agreement) or the performance by the EDS Providers or Coors Recipients of their respective obligations hereunder shall be exclusively resolved as provided in this Article.  For purposes of clarity, other than as specifically provided in this Article 18, it is the intent of the Parties that all disputes with respect to the interpretation or application of any provision of a Local Country Agreement be resolved by EDS on behalf of the applicable EDS Provider and Coors on behalf of the applicable Coors Recipient (as opposed to by the parties to a Local Country Agreement themselves) in accordance with the provisions of this Article.

18.2                           Informal Dispute Resolution

The disputing parties may, if they mutually agree to do so, attempt to resolve the dispute informally in the following manner:

(a)                      Any Coors Recipient or EDS Provider may submit the dispute to a joint committee (the “Dispute Resolution Committee”), consisting of (i) Coors’ Chief Information Officer, and (ii) EDS’ Western Region Client Executive (or, in each case, any successor office assuming substantially all of such office’s responsibility).  The Dispute Resolution Committee shall meet as often as the Parties reasonably deem necessary to gather and analyze any information relevant to the resolution of the dispute.  The Dispute Resolution Committee shall negotiate in good faith in an effort to resolve the dispute.

(b)                     If the Dispute Resolution Committee determines in good faith that resolution through continued discussions by the Dispute Resolution Committee does not appear likely, the dispute shall be referred to the Steering Committee to negotiate a resolution of the dispute.

(c)                      During the course of negotiations, all reasonable requests made by one Party to the other for non-privileged information, reasonably related to the dispute, shall be honored in order that each of the Parties may be fully advised of the other’s position.

(d)                     The specific format for the discussions shall be determined at the discretion of the Dispute Resolution Committee or the Steering Committee, but may include the preparation of agreed upon statements of fact or written statements of position.

(e)                      Proposals and information exchanged during the informal proceedings described in this Article between the Parties shall be privileged, confidential and without prejudice to a Party’s legal position in any formal proceedings.  All such proposals and information, as well as any conduct during such proceedings, shall be subject to Colorado Rules of Evidence, Rule 408, and shall be inadmissible in any subsequent proceedings (but this provision shall not be construed to render inadmissible documents or other evidence merely because they were referred to, transmitted or otherwise used in any such informal proceedings).

(f)                        Notwithstanding this Section 18.2, either Coors (on behalf of itself or on behalf of any other Coors Recipient which is a party to a dispute) or EDS (on behalf of itself or on behalf of any other EDS Provider which is a party to the dispute) may commence formal dispute resolution proceedings pursuant to Section 18.3(a) (Arbitration) with respect to any dispute without first observing the procedures set forth in this Section.

18.3                           Arbitration

(a)                      Except as set forth in clause (b) below, any controversy or claim arising out of or relating to this Agreement (including for purposes of clarification, any controversy or claim arising out of or relating to a Local Country Agreement), or any alleged breach hereof, including any controversy regarding the arbitrability of any dispute, shall be settled at the request of either Coors (on behalf of itself or on behalf of any other Coors Recipient which is a party to a dispute) or EDS (on behalf of itself or on behalf of any other EDS Provider which is a party to the dispute) exclusively by binding arbitration in metropolitan Denver, Colorado before and in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association (the “Rules”).  In any dispute in which the amount in controversy is less [*****], there shall be one (1) arbitrator agreed to by the Parties or, if the Parties are unable to agree within thirty (30) days after demand for arbitration is made, selected in accordance with the Rules.  In all other cases there shall be three (3) arbitrators, one (1) of whom shall be selected by Coors within thirty (30) days after demand for arbitration is made, one (1) of whom shall be selected by EDS within thirty (30) days after demand for arbitration is made, and one (1) of whom shall be selected by the two Party-appointed arbitrators within thirty (30) days after the date the last of them was selected.  If one or more arbitrator(s) is not selected within the time period stated in the preceding sentence, such arbitrator(s) shall be selected pursuant to Rule 13 of the Rules.  Any arbitrator(s) proposed by the American Arbitration Association shall have at least five (5) years experience in complex data processing transactions.  The arbitrators shall apply the law set forth in Section 18.5 to govern this Agreement and shall have the power to award any remedy available at law or in equity; provided, however, that the arbitrators shall have no jurisdiction to amend this Agreement or grant any relief not permitted herein or beyond the relief permitted herein.  Any award rendered by the arbitrators shall be final and binding on the Coors Recipients and EDS Providers, and judgement on such award may be entered in any court having jurisdiction thereof.

(b)                     Notwithstanding clause (a) above:

(i)                                     Coors (on behalf of itself or on behalf of any other Coors Recipient which is a party to a dispute) or EDS (on behalf of itself or on behalf of any other EDS Provider which is a party to the dispute) may request a court of competent jurisdiction described in Section 18.6 to grant provisional injunctive or other relief to such Party solely for the purpose of maintaining the status quo until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof.

(ii)                                  If a third party brings a claim or lawsuit against any or all Coors Recipients or any or all EDS Providers relating in any way to this Agreement, the EDS Provider(s) or Coors Recipient(s) named in such claim or lawsuit may, at its (or their) option, file a cross-complaint against one or more EDS Provider(s) or one or more Coors Recipient(s), as the case may be, in such lawsuit with respect to the controversy or claim, in which case the controversy or claim shall be resolved by such court in lieu of arbitration.

(iii)                               If a controversy or claim is related in any way to a breach or threatened breach of provisions of this Agreement concerning Confidential Information or intellectual property, such controversy or claim shall, at the request of the affected Coors Recipient (which is a party to such controversy or claim) or the affected EDS Provider (which is a party to such controversy or claim), be resolved by a court of competent jurisdiction described in Section 18.6.

(iv)                              If a controversy or claim is related in any way to a breach or threatened breach of any provision of this Agreement expressly providing for equitable remedies, the Party entitled to seek such remedies (as described in such provision) may, at its option, do so in a court of competent jurisdiction described in Section 18.6.

18.4                           Continued Performance

Subject to Section 13.5 ([*****]), the Coors Recipients and EDS Providers shall continue performing their respective obligations and responsibilities under this Agreement while any dispute is being resolved in accordance with this Article, unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement.

18.5                           Applicable Law

All questions concerning the validity, interpretation and performance of this Agreement (including, for purpose of clarification, any Local Country Agreement) shall be governed by and decided in accordance with the laws of the State of Colorado, as such laws are applied to contracts between Colorado residents that are entered into and performed entirely within the State of Colorado.

18.6                           Jurisdiction and Venue

Coors and EDS hereby submit and consent to the exclusive (other than as described in Section 18.8 below) jurisdiction of any state or federal court with jurisdiction over Jefferson County, Colorado, and irrevocably agree that all actions or proceedings relating to this Agreement, other than any action or proceeding required by this Article to be submitted to arbitration, shall be litigated in such courts, and each of Coors and EDS waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in such court.  Notwithstanding the foregoing, Coors and EDS also consent to the jurisdiction of any court described in Section 18.3(b)(ii), with respect to claims and controversies described in such Section, and irrevocably agree that all such claims and controversies may be litigated in any such court, and waive any objection which they may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court.  Nothing in this Section shall affect the obligation of Coors and EDS with respect to the arbitration of disputes pursuant to Section 18.3.

18.7                           Fees and Costs

[*****]

18.8                           Remedies

The Coors Recipients and EDS Providers agree that in the event of any breach or threatened breach of any provision of this Agreement (i) concerning Confidential Information, (ii) concerning intellectual property rights or (iii) for which equitable remedies are expressly provided in this Agreement, money damages may be an inadequate remedy.  Accordingly, provisions concerning Confidential Information or intellectual property rights may be enforced by the preliminary or permanent, mandatory or prohibitory injunction or other order of a court of competent jurisdiction described in Section 18.6, and any Coors Recipient (including, but not limited to Coors) or EDS Provider (including, but not limited to EDS) may seek from a court of competent jurisdiction equitable remedies for breaches of any provisions expressly providing for such remedies.  In the case of Coors or EDS, such court of competent jurisdiction shall be the courts described in Section 18.6 above.  In the case of an EDS Provider other than EDS or a Coors Recipient other than Coors, such court of competent jurisdiction may be any court of competent jurisdiction in the country to which the Local Country Agreement to which such EDS Provider or Coors Recipient applies, notwithstanding the provisions of Section 18.6 above.  Notwithstanding the foregoing, any equitable relief sought or obtained by an EDS Provider (other than EDS) or a Coors Recipient (other than Coors) by courts other than those described in Section 18.6 above shall only be intended to maintain the status quo while any underlying substantive issues are resolved by EDS and Coors in accordance with the provisions of this Article 18.

Article 19
MISCELLANEOUS

19.1                           Interpretation

(a)                      All Schedules are hereby incorporated into this Agreement by reference.  In the event of any conflict or inconsistency among this Amended and Restated Global Master Services Agreement (excluding any Schedules hereto), the Local Country Agreements (excluding any Schedules thereto) and the Schedules, such conflict or inconsistency shall be resolved by giving precedence first to this Amended and Restated Global Master Services Agreement (excluding the Schedules hereto) second to the Local Country Agreements (excluding any Schedules thereto), and third to the Schedules.  For purposes of clarity, to the extent that any Local Country Agreement (but not any Schedule) expressly states that a provision therein applies “notwithstanding anything to the contrary in the Amended and Restated Global Master Services Agreement,” or words of similar effect, such provision of the Local Country Agreement shall not be deemed to conflict with or otherwise be inconsistent with this Amended and Restated Global Master Services Agreement.

(b)                     In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders.  The word “person” includes, subject to the context in which it appears, an individual, partnership, association, corporation, trustee, executor, administrator or legal representative.

(c)                      In this Agreement, unless otherwise specifically provided:

(i)                                     In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(ii)                                  References to a specified Article, Section, clause, subsection, Schedule or other subdivision shall be construed as references to that specified Article, Section,

clause, subsection, Schedule or other subdivision of this Amended and Restated Global Master Services Agreement unless the context otherwise requires.

(iii)                               The word “dollar” and the symbol “$” refer to the United States dollar, and the words “Pounds Sterling” and the symbol “£” refer to English pounds sterling.

(iv)                              As provided in Section 14.4(b) (Mutual Covenants), any reference to an approval or consent required of a party shall be deemed to include the phrase “which approval or consent shall not be unreasonably withheld” unless this Agreement grants such party the right to withhold such approval or consent in its sole discretion.

(d)                     The Coors Recipients and EDS Providers are sophisticated and have been represented by counsel during the negotiation of this Agreement.  As a result, the Coors Recipients and EDS Providers believe the presumption of any laws or rules relating to the interpretation of contracts against the drafter thereof should not apply, and hereby waive any such presumption.

19.2                           Binding Nature and Assignment

Neither Party may assign (whether by merger, operation of law or otherwise) any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, that Coors may in its sole discretion assign its rights and obligations under this Agreement to an Affiliate or to an entity which acquires all or substantially all of its assets or to any successor in a merger or acquisition; and provided further, that EDS may grant to its third party equipment lessors with respect to the Transferred Equipment EDS’ right to receive and collect the Monthly Current Asset Payments in accordance with this Agreement.  No assignment by a Party shall relieve such Party of its rights and obligations under this Agreement.  Subject to the foregoing, this Agreement shall be binding on the Parties and their respective successors and assigns.

19.3                           Expenses

In this Agreement, unless otherwise specifically provided, all costs and expenses (including the fees and disbursements of legal counsel) incurred in connection with this Agreement and the completion of the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

19.4                           Amendment and Waiver

No supplement, modification, amendment or waiver of this Agreement or any portion thereof shall be binding unless executed in writing by Coors and EDS.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

19.5                           Further Assurances

Each Coors Recipient and EDS Provider shall provide such further documents or instruments required by the other as may be reasonably necessary or desirable to give effect to this Agreement and to carry out its provisions.

19.6                           Publicity

(a)          All media releases, public announcements and other disclosures by any Coors Recipient relating to this Agreement or the subject matter hereof, including promotional or marketing material, but excluding announcements intended solely for internal distribution or to meet legal or regulatory requirements, shall be coordinated with and approved by EDS prior to release.

(b)         All media releases, public announcements and other disclosures by any EDS Provider relating to this Agreement or the subject matter hereof, including promotional or marketing material, but excluding announcements intended solely for internal distribution or to meet legal or regulatory requirements, shall be coordinated with and approved by Coors prior to release.

19.7                           Severability

Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

19.8                           Entire Agreement

This Agreement, including the Schedules, constitutes the entire agreement between the Coors Recipients and EDS Providers pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Coors Recipients and EDS Providers pertaining to the subject matter hereof, including, without limitation, the SAP Hardware Purchase Letter Agreement dated July 16, 2001 between EDS and Coors; provided, that the Consultant Agreement Number [*****] dated [*****] among Coors, EDS and Electronic Data Systems Corporation, and all Authorization Letters (as defined below), shall continue in force with respect to the matters described therein.  There are no warranties, representations or other agreements between the Coors Recipients and EDS Providers in connection with the subject matter hereof except as specifically set forth in this Agreement.  For purposes of this Section 19.8, the term “Authorization Letters” means all letter agreements designated as “Authorization Letters” entered into between EDS and Coors under the Original Agreement that remain unexpired as of the Amendment Effective Date.  For purposes of clarification, all Authorization Letters (as defined above) shall remain in full force and effect under this Agreement in accordance with their original terms.  References in such Authorization Letters to various Sections and Schedules to the Original Agreement shall be deemed to be references to the corresponding Sections and Schedules hereof .

19.9                           Notices

Any notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed delivered to a Party (i) when delivered by hand or courier, (ii) when sent by confirmed facsimile with a copy sent by another means specified in this Section, or (iii) six (6) days after the date of mailing if mailed by United States certified mail, return receipt requested, postage prepaid, in each case to the address of such Party set forth below (or at such other address as the party may from time to specify by notice delivered in the foregoing manner):

If to EDS or any other EDS Provider, to:

EDS Information Services, L.L.C.
833 W.S. Boulder Road
Louisville, CO 80027
Attn: Mike O’Hair
Tel: (303) 666-3948
Fax: (303) 666-3965

with a copy to:

EDS Information Services, L.L.C.
5400 Legacy Drive
Mailstop H3-3A-05
Plano, TX 75024
Attn: General Counsel
Tel: (972) 605-5500
Fax: (972) 605-3491

If to Coors or to any other Coors Recipient, to:

Coors Brewing Company
Mail Number CE130
P.O. Box 4030
Golden, CO 80401
Attn: Tammy Berberick
Tel: (303) 277-2545
Fax: 303-277-7086

with a copy to:

Coors Brewing Company
Mail No. NH312
P.O. Box 4030
Golden, CO 80401
Attn: U.S. General Counsel
Tel: (303) 277-2164
Fax: 303-277-6212

19.10                     Survival

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement, including, without limitation, Section 6.6 (No Employment Offers), Section 7.4 (Other Intellectual Property), Section 7.5 (Residual Rights), Article 8 (Confidentiality), Article 10 (Audits), Section 12.1 (Charges) with respect to Services rendered during the Term, Section 12.3 (Taxes), Section 12.6 (Recordkeeping), Article 15 (Indemnification), Article 16 (Limitations on Liability), Sections 17.7 through 17.13, inclusive (Termination), and Article 18 (Dispute Resolution) shall survive the expiration or earlier termination of the Term (or any Local Country Agreement Term) and continue in full force and effect.  Without limiting the foregoing, it is the Parties’ specific intent that [*****].

19.11                     Independent Contractor

The EDS Providers shall perform their obligations under this Agreement as independent contractors of the Coors Recipients.  Nothing herein shall be deemed to constitute the EDS Providers and Coors Recipients as partners, joint venturers, or principal and agent.  No EDS Provider has authority to bind any Coors Recipient legally or equitably by contract, admission, acknowledgment or undertaking, or to represent any Coors Recipient as to any matters, except as expressly authorized in this Agreement.

19.12                     No Third Party Beneficiaries

Except as set forth in Article 15 (Indemnification), nothing in this Agreement, express or implied, is intended to confer rights, benefits, remedies, obligations or liabilities on any person (including, without limitation, any employees of the Parties) other than the Coors Recipients and EDS Providers or their respective successors or permitted assigns.  For the avoidance of doubt, the Parties agree that other than the Coors Recipients and EDS Providers and their respective Affiliates, successors or permitted assigns no express term of this Agreement, including the terms of the Local Country Agreement between CBL and EDS-UK or its Affiliate, is enforceable pursuant to the Contracts (Rights of Third Parties) Act of 1999 by any person who is not a party to it, and for any person who is a party to it, only to the extent permissible hereunder or thereunder.

19.13                     Export Control

This Agreement is expressly made subject to any United States government laws, regulations, orders or other restrictions regarding export from the United States of computer hardware, software, technical data or derivatives of such hardware, software or technical data.  Notwithstanding anything to the contrary in this Agreement, no Coors Recipient or EDS Provider will directly or indirectly export (or reexport) any computer hardware, software, technical data or derivatives of such hardware, software or technical data, or permit the shipment of same:  (a) into (or to a national or resident of) Cuba, North Korea, Iran, Libya, Syria or any other country to which the United States has embargoed goods; (b) to anyone on the U.S. Treasury Department’s List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the U.S. Commerce Department’s Denied Parties List; or (c) to any country or destination for which the United States government or a United States governmental agency requires an export license or other approval for export without first having obtained such license or other approval.  Each Coors Recipient and EDS Provider will reasonably cooperate with the other parties and will provide to such other parties promptly upon request any end-user certificates, affidavits regarding reexport or other certificates or documents as are reasonably requested to obtain approvals, consents, licenses and/or permits required for any payment or any export or import of products or services under this Agreement.

19.14                     Counterparts

This Amended and Restated Global Master Services Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the Parties have executed this Amended and Restated Global Master Services Agreement as of the day and year first above written.

COORS BREWING COMPANY		EDS INFORMATION SERVICES, L.L.C.

By:	/s/ Timothy V. Wolf	By:	/s/ Mike O'Hair

Name:	Timothy V. Wolf	Name:	Mike O'Hair

Title:	CFO, (Global) Coors Brewing Company	Title:	CE

COORS BREWING COMPANY

By:	/s/ Virginia Guthrie

Name:	Virginia Guthrie

Title:	Group VP/CIO

*****  Redacted pursuant to Confidential Treatment request.